Exhibit 4.1

K-SEA TRANSPORTATION PARTNERS L.P.

K-SEA TRANSPORTATION FINANCE CORPORATION

as Issuers

and

ANY SUBSIDIARY GUARANTORS PARTY HERETO

and

[                                                ]

as Trustee

Indenture

Dated as of

Debt Securities

K-SEA TRANSPORTATION PARTNERS L.P.

Reconciliation and tie between Trust Indenture Act of 1939
and Indenture, dated as of

Section of
Trust Indenture		Section(s) of
Act of 1939		Indenture

§ 310	(a)(1)	7.10
	(a)(2)	7.10
	(a)(3)	Not Applicable
	(a)(4)	Not Applicable
	(a)(5)	7.10
	(b)	7.08, 7.10
§ 311	(a)	7.11
	(b)	7.11
	(c)	Not Applicable
§ 312	(a)	2.07
	(b)	11.03
	(c)	11.03
§ 313	(a)	7.06
	(b)	7.06
	(c)	7.06
	(d)	7.06
§ 314	(a)	4.03, 4.04
	(b)	Not Applicable
	(c)(1)	11.04
	(c)(2)	11.04
	(c)(3)	Not Applicable
	(d)	Not Applicable
	(e)	11.05
§ 315	(a)	7.01(b)
	(b)	7.05
	(c)	7.01(a)
	(d)	7.01(c)
	(d)(1)	7.01(c)(1)
	(d)(2)	7.01(c)(2)
	(d)(3)	7.01(c)(3)
	(e)	6.11
§ 316	(a)(1)(A)	6.05
	(a)(1)(B)	6.04
	(a)(2)	Not Applicable
	(a)(last sentence)	2.11
	(b)	6.07
§ 317	(a)(1)	6.08
	(a)(2)	6.09
	(b)	2.06
§ 318	(a)	11.01

Note:                   This reconciliation and tie shall not, for any purpose, be deemed to be a part of the Indenture.

i

INDENTURE (this “Indenture”) dated as of                      among K-Sea Transportation Partners L.P., a Delaware limited partnership (the “Partnership”), K-Sea Transportation Finance Corporation, a Delaware corporation (“Finance Corp.” and, together with the Partnership, the “Issuers”), any Subsidiary Guarantors (as defined herein) party hereto and [                 ], a                 , as trustee (the “Trustee”).

The Issuers and any Subsidiary Guarantors have duly authorized the execution and delivery of this Indenture to provide for the issuance from time to time of the Issuers’ debentures, notes, bonds or other evidences of indebtedness to be issued in one or more series unlimited as to principal amount (herein called the “Securities”), and the related Guarantees (as hereinafter defined), if any, as provided in this Indenture.

The Issuers and any Subsidiary Guarantors are members of the same consolidated group of companies. The Subsidiary Guarantors will derive direct and indirect economic benefit from the issuance of the Securities. Accordingly, each Subsidiary Guarantor has duly authorized the execution and delivery of this Indenture in light of the possibility that such Subsidiary Guarantor will provide its full and unconditional guarantee of a series of the Securities to the extent provided in this Indenture.

All things necessary to make this Indenture a valid agreement of the Issuers, in accordance with its terms, have been done.

NOW, THEREFORE, THIS INDENTURE WITNESSETH:

For and in consideration of the premises and the purchase of the Securities by the Holders thereof, it is mutually covenanted and agreed, for the equal and ratable benefit of all Holders of the Securities or of any series thereof, as follows:

ARTICLE I
DEFINITIONS AND INCORPORATION BY REFERENCE

SECTION 1.0                                                         Definitions.

“Additional Amounts” means any additional amounts required by the express terms of a Security or by or pursuant to a Board Resolution, under circumstances specified therein or pursuant thereto, to be paid by the Issuers or any Subsidiary Guarantor, as the case may be, with respect to certain taxes, assessments or other governmental charges imposed on certain Holders and that are owing to such Holders.

“Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by, or under direct or indirect common control with, such specified Person.  For purposes of this definition, “control” of a Person shall mean the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise, and the terms “controlling” and “controlled” shall have meanings correlative to the foregoing.

“Agent” means any Registrar or Paying Agent.

“Bankruptcy Law” means Title 11 of the United States Code or any similar federal, state or foreign law for the relief of debtors.

“Board of Directors” means, (i) with respect to Finance Corp., the board of directors of the corporation or any committee thereof duly authorized to act on behalf of such board or any directors and/or officers of Finance Corp. to whom such Board of Directors or such committee shall have duly delegated its authority to act hereunder, (ii) with respect to the Partnership, the Board of Directors of the General Partner or any authorized committee of the Board of Directors of the General Partner or any directors and/or officers of the General Partner to whom such Board of Directors or such committee shall have duly delegated its authority to act hereunder, and (iii) with respect to a Subsidiary Guarantor, the board of directors or managers, any authorized committee thereof and any directors and/or officers thereof to whom such board of directors or managers or such committee shall have duly delegated its authority to act hereunder and, if such Subsidiary Guarantor is a limited partnership, the references to the Board of Directors shall mean the Board of Directors of the general partner of the Subsidiary Guarantor.  If the Partnership shall change its form of entity to other than a limited partnership, the references to the Board of Directors of the General Partner shall mean the Board of Directors (or other comparable governing body) of the Partnership.

“Board Resolution” means a copy of a resolution certified by the Secretary or an Assistant Secretary of the General Partner or Finance Corp., as the case may be, to have been duly adopted by such Board of Directors and to be in full force and effect on the date of such certification, and delivered to the Trustee.

“Business Day” means any day that is not a Legal Holiday.

“Corporate Trust Office of the Trustee” means the office of the Trustee located at                                                                , Attention:                                     , and as may be located at such other address as the Trustee may give notice to the Issuers and the Subsidiary Guarantors.

 “Debt” of any Person at any date means any obligation created or assumed by such Person for the repayment of borrowed money and any guarantee thereof.

“Default” means any event, act or condition that is, or after notice or the passage of time or both would be, an Event of Default.

“deliver” or “delivery” means, in the context of certificated Securities, actual physical delivery of the certificated Securities to the relevant Person required hereunder, together with all endorsements, and in the context of Global Securities, the designation on the records of the Depositary of a change in the beneficial interests of a holder in a Global Security.

“Depositary” means, with respect to the Securities of any series issuable or issued in whole or in part in global form, the Person specified pursuant to Section 2.01 hereof as the initial Depositary with respect to the Securities of such series, until a successor shall have been appointed and become such pursuant to the applicable provision of this Indenture, and thereafter “Depositary” shall mean or include such successor.

“Dollar” or “$” means a dollar or other equivalent unit in such coin or currency of the United States as at the time shall be legal tender for the payment of public and private debt.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and any successor statute.

“Finance Corp.” means the Person named as “Finance Corp.” in the first paragraph of this instrument until a successor Person shall have become such pursuant to the applicable terms of this Indenture, and thereafter “Finance Corp.” shall mean such successor Person.

“GAAP” means generally accepted accounting principles in the United States set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as may be approved by a significant segment of the accounting profession of the United States, as in effect from time to time.

“General Partner” means K-Sea General Partner L.P., a Delaware limited partnership, and its successors and permitted assigns.

“Global Security” means a Security that is issued in global form in the name of the Depositary with respect thereto or its nominee.

“Government Obligations” means, with respect to a series of Securities, (i) direct obligations of a government that issues the currency in which the Securities of the series are payable for the payment of which the full faith and credit of such government is pledged, or (ii) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of such government, the payment of which is unconditionally guaranteed as a full faith and credit obligation by such government, which, in either case under clause (i) or (ii) above, are not callable or redeemable at the option of the issuer thereof; or (iii) depository receipts issued by a bank or trust company as custodian with respect to any such Government Obligations or a specific payment of interest on or principal of any such Government Obligation held by such custodian for the account of the holder of a depository receipt, provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the Government Obligation evidenced by such depository receipt.

“Guarantee” means the guarantee of the Issuers’ obligations under the Securities of a series by a Subsidiary Guarantor (specified with respect to such series as contemplated by Section 2.01(9)) as provided in Article X.

“Holder” means a Person in whose name a Security is registered.

“Indenture” means this Indenture as amended or supplemented from time to time pursuant to the provisions hereof, and includes the terms of a particular series of Securities established as contemplated by Section 2.01.

“interest” means, with respect to an Original Issue Discount Security that by its terms bears interest only after Maturity, interest payable after Maturity.

“Interest Payment Date,” when used with respect to any Security, shall have the meaning assigned to such term in the Security as contemplated by Section 2.01.

“Issue Date” means, with respect to Securities of a series, the first date on which the Securities of such series are originally issued under this Indenture.

“Issuers” means the Partnership and Finance Corp.

“Issuer Order” means a written request or order signed on behalf of each of the Issuers by one of its Officers and delivered to the Trustee.

“K-Sea GP” means K-Sea General Partner GP LLC, a Delaware limited liability company and the general partner of the General Partner, and its successors and permitted assigns as the general partner of the General Partner.

“Legal Holiday” means a Saturday, a Sunday or a day on which banking institutions in any of The City of New York, New York or a Place of Payment are authorized or obligated by law, regulation or executive order to remain closed.

“Maturity” means, with respect to any Security, the date on which the principal of such Security or an installment of principal becomes due and payable as therein or herein provided, whether at the Stated Maturity thereof, or by declaration of acceleration, call for redemption or otherwise.

“Officer” means the Chief Executive Officer, the President, the Chief Operating Officer, any Vice President, the Chief Financial Officer, the Treasurer, any Assistant Treasurer, the Controller, the Secretary or any Assistant Secretary of a Person.

“Officers’ Certificate” means a certificate signed on behalf of each Issuer by any two of its Officers.

“Opinion of Counsel” means a written opinion from legal counsel who is acceptable to the Trustee.  Such counsel may be an employee of or counsel to the Issuers, the General Partner, K-Sea GP, a Subsidiary Guarantor or the Trustee.

“Original Issue Discount Security” means any Security that provides for an amount less than the principal amount thereof to be due and payable upon a declaration of acceleration of the Maturity thereof pursuant to Section 6.02.

“Partnership” means the Person named as the “Partnership” in the first paragraph of this instrument until a successor Person shall have become such pursuant to the applicable provisions of this Indenture, and thereafter “Partnership” shall mean such successor Person; provided, however, that for purposes of any provision contained herein which is required by the TIA, “Partnership” shall also mean each other obligor (if any), other than a Subsidiary Guarantor, on the Securities of a series.

“Person” means any individual, corporation, partnership, limited liability company, joint venture, incorporated or unincorporated association, joint stock company, trust, unincorporated organization or government or other agency, instrumentality or political subdivision thereof or other entity of any kind.

“Place of Payment” means, with respect to the Securities of any series, the place or places where the principal of, premium (if any) and interest on and any Additional Amounts with respect to the Securities of that series are payable as specified in accordance with Section 2.01 subject to the provisions of Section 4.02.

“principal” of a Security means the principal of the Security plus, when appropriate, the premium, if any, on the Security.

“Redemption Date” means, with respect to any Security to be redeemed, the date fixed for such redemption by or pursuant to this Indenture.

“Redemption Price” means, with respect to any Security to be redeemed, the price at which it is to be redeemed pursuant to this Indenture.

“Responsible Officer” means any officer within the corporate trust department of the Trustee having direct responsibility for the administration of this Indenture or any other officer to whom any corporate trust matter is referred because of such person’s knowledge of and familiarity with the particular subject and who shall have direct responsibility for the administration of this Indenture.

“Rule 144A Securities” means Securities of a series designated pursuant to Section 2.01 as entitled to the benefits of Section 4.03(b).

“SEC” means the Securities and Exchange Commission.

“Securities” has the meaning stated in the preamble of this Indenture and more particularly means any Securities authenticated and delivered under this Indenture.

“Security Custodian” means, with respect to Securities of a series issued in global form, the Trustee for Securities of such series, as custodian with respect to the Securities of such series, or any successor entity thereto.

“Significant Subsidiary” means a Subsidiary of the Partnership that is a “significant subsidiary” of the Partnership as such term is defined in Rule 1-02(w) of Regulation S-X as in effect on the date hereof.

“Stated Maturity” means, when used with respect to any Security or any installment of principal thereof or interest thereon, the date specified in such Security as the fixed date on which the principal of such Security or such installment of principal or interest is due and payable.

“Subsidiary” of any Person means:

(1)                                  any corporation, association or other business entity of which more than 50% of the total voting power of equity interests entitled, without regard to the occurrence of any contingency, to vote in the election of directors, managers, trustees or equivalent Persons thereof is at the time of determination owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of such Person or any combination thereof; or

(2)                                  in the case of a partnership, more than 50% of the partners’ equity interests, considering all partners’ equity interests as a single class, is at such time of determination owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of such Person or any combination thereof.

“Subsidiary Guarantors” means, with respect to any series of Securities, the Person or Persons, if any, named in accordance with Section 2.01(9) as the “Subsidiary Guarantors” (i) in or pursuant to a Board Resolution, and set forth, or determined in the manner provided, in an Officers’ Certificate or in an Issuer Order, or (ii) in an indenture supplemental hereto establishing the terms of such series of Securities until a successor Person or Persons shall have become such pursuant to the applicable provisions of this Indenture, and thereafter “Subsidiary Guarantors” with respect to such series of Securities shall mean such successor Person or Persons, and any other Subsidiary of the Partnership who may execute this Indenture, or a supplement thereto, for the purpose of providing a Guarantee for such series of Securities pursuant to this Indenture.  If a series of Securities does not have any Subsidiary Guarantors, all references in this Indenture to Subsidiary Guarantors shall be ignored with respect to such series of Securities.

“surrender” shall have the same meaning as “deliver” in the context of the surrender of a Security.

“TIA” means the Trust Indenture Act of 1939, as amended, as in effect on the date hereof; provided, however, that, in the event the Trust Indenture Act of 1939 is amended after such date, “TIA” means, to the extent required by any such amendment, the Trust Indenture Act of 1939 as so amended.

“Trustee” means the Person named as such above until a successor replaces it in accordance with the applicable provisions of this Indenture, and thereafter “Trustee” means each Person who is then a Trustee hereunder, and if at any time there is more than one such Person, “Trustee” as used with respect to the Securities of any series means the Trustee with respect to Securities of that series.

“United States” means the United States of America (including the States and the District of Columbia) and its territories and possessions, which include Puerto Rico, the U.S. Virgin Islands, Guam, American Samoa, Wake Island and the Northern Mariana Islands.

“U.S. Government Obligations” means Government Obligations with respect to Securities payable in Dollars.

SECTION 1.02                                                   Other Definitions.

Term	Defined in Section
“Agent Members”	2.17
“Bankruptcy Custodian”	6.01
“covenant defeasance”	8.01
“Event of Default”	6.01
“Funding Guarantor”	10.05
“Judgment Currency”	6.10
“legal defeasance”	8.01
“mandatory sinking fund payment”	3.09
“Notation of Guarantee”	10.02
“optional sinking fund payment”	3.09
“Paying Agent”	2.05
“Registrar”	2.05
“Required Currency”	6.10
“Successor”	5.01

SECTION 1.03                                                   Incorporation by Reference of Trust Indenture Act.

Whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference in and made a part of this Indenture (and if the Indenture is not qualified under the TIA at the time, as if it were so qualified unless otherwise provided).  The following TIA terms used in this Indenture have the following meanings:

“Commission” means the SEC.

“indenture securities” means the Securities.

“indenture security holder” means a Holder.

“indenture to be qualified” means this Indenture.

“indenture trustee” or “institutional trustee” means the Trustee.

“obligor” on the indenture securities means the Issuers, any Subsidiary Guarantor or any other obligor on the Securities.

All terms used in this Indenture that are defined by the TIA, defined by a TIA reference to another statute or defined by an SEC rule under the TIA have the meanings so assigned to them.

SECTION 1.04                                                   Rules of Construction.

Unless the context otherwise requires:

(1)                                  a term has the meaning assigned to it;

(2)                                  an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

(3)                                  “or” is not exclusive;

(4)                                  words in the singular include the plural, and in the plural include the singular;

(5)                                  provisions apply to successive events and transactions;

(6)                                  all references in this instrument to Articles and Sections are references to the corresponding Articles and Sections in and of this instrument; and

(7)                                  for so long as the General Partner is a limited partnership, all references in this instrument to directors, officers and employees of the General Partner shall mean the directors, officers and employees of K Sea GP (and its successors and permitted assigns) acting for or on behalf of the General Partner.

ARTICLE II
THE SECURITIES

SECTION 2.01                                                   Amount Unlimited; Issuable in Series.

The aggregate principal amount of Securities that may be authenticated and delivered under this Indenture is unlimited.

The Securities may be issued in one or more series.  There shall be established in or pursuant to a Board Resolution, and set forth, or determined in the manner provided, in an Officers’ Certificate or in an Issuer Order, or established in one or more indentures supplemental hereto, prior to the issuance of Securities of any series:

(1)           the title of the Securities of the series (which shall distinguish the Securities of the series from the Securities of all other series);

(2)           if there is to be a limit, the limit upon the aggregate principal amount of the Securities of the series that may be authenticated and delivered under this Indenture (except for Securities authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Securities of the series pursuant to Section 2.08, 2.09, 2.12, 2.17, 3.07 or 9.05 and except for any Securities which, pursuant to Section 2.04 or 2.17, are deemed never to have been authenticated and delivered hereunder); provided, however, that unless otherwise provided in the terms of the series, the authorized aggregate principal amount of such series may be increased before or after the issuance of any Securities of the series by a Board Resolution (or action pursuant to a Board Resolution) to such effect;

(3)           whether any Securities of the series are to be issuable initially in temporary global form and whether any Securities of the series are to be issuable in permanent global form, as Global Securities or otherwise, and, if so, whether beneficial owners of interests in any such Global Security may exchange such interests for Securities of such series and of like tenor of any authorized form and denomination and the circumstances under which any such exchanges may occur, if other than in the manner provided in Section 2.17, and the initial Depositary and Security Custodian, if any, for any Global Security or Securities of such series;

(4)           the manner in which any interest payable on a temporary Global Security on any Interest Payment Date will be paid if other than in the manner provided in Section 2.14;

(5)           the date or dates on which the principal of and premium (if any) on the Securities of the series is payable or the method of determination thereof;

(6)           the rate or rates, or the method of determination thereof, at which the Securities of the series shall bear interest, if any, whether and under what circumstances Additional Amounts with respect to such Securities shall be payable, the date or dates from which such interest shall accrue, the Interest Payment Dates on which such interest shall be payable and the record date for the interest payable on any Securities on any Interest Payment Date, or if other than provided herein, the Person to whom any interest on Securities of the series shall be payable;

(7)           the place or places where, subject to the provisions of Section 4.02, the principal of, premium (if any) and interest on and any Additional Amounts with respect to the Securities of the series shall be payable;

(8)           the period or periods within which, the price or prices (whether denominated in cash, securities or otherwise) at which and the terms and conditions upon which Securities of the series may be redeemed, in whole or in part, at the option of the Issuers, if the Issuers are to have that option, and the manner in which the Issuers must exercise any such option, if different from those set forth herein;

(9)           whether Securities of the series are entitled to the benefits of any Guarantee of any Subsidiary Guarantor pursuant to this Indenture, the identity of any such Subsidiary Guarantors and any terms of such Guarantee with respect to the Securities of the series in addition to those set forth in Article X, or any exceptions to or changes to those set forth in Article X;

(10)         the obligation, if any, of the Issuers to redeem, purchase or repay Securities of the series pursuant to any sinking fund or analogous provisions or at the option of a Holder thereof and the period or periods within which, the price or prices (whether denominated in cash, securities or otherwise) at which and the terms and conditions upon which Securities of the series shall be redeemed, purchased or repaid in whole or in part pursuant to such obligation;

(11)         if other than denominations of $1,000 and any integral multiple thereof, the denomination in which any Securities of that series shall be issuable;

(12)         if other than Dollars, the form, including equity securities, other debt securities (including Securities), warrants or any other securities or property of the Issuers, any Subsidiary Guarantor or any other Person, in which payment of the principal of, premium (if any) and interest on and any Additional Amounts with respect to the Securities of the series shall be payable;

(13)         if the amount of payments of principal of, premium (if any) and interest on and any Additional Amounts with respect to the Securities of the series may be determined with reference to any commodities, currencies or indices, values, rates or prices or any other index or formula, the manner in which such amounts shall be determined;

(14)         if other than the entire principal amount thereof, the portion of the principal amount of Securities of the series that shall be payable upon declaration of acceleration of the Maturity thereof pursuant to Section 6.02;

(15)         any additional means of satisfaction and discharge of this Indenture and any additional conditions or limitations to discharge with respect to Securities of the series and the related Guarantees, if any, pursuant to Article VIII or any modifications of or deletions from such conditions or limitations;

(16)         any deletions or modifications of or additions to the Events of Default set forth in Section 6.01 or covenants of the Issuers or any Subsidiary Guarantor set forth in Article IV pertaining to the Securities of the series;

(17)         any restrictions or other provisions with respect to the transfer or exchange of Securities of the series, which may amend, supplement, modify or supersede those contained in this Article II;

(18)         if the Securities of the series are to be convertible into or exchangeable for common units, other debt securities (including Securities), warrants, other equity securities or any other securities or property of the Issuers, any Subsidiary Guarantor or any other Person, at the option of the Issuers or the Holder or upon the occurrence of any condition or event, the terms and conditions for such conversion or exchange;

(19)         whether the Securities of the series are to be entitled to the benefit of Section 4.03(b) (and accordingly constitute Rule 144A Securities); and

(20)         any other terms of the series (which terms shall not be prohibited by the provisions of this Indenture).

All Securities of any one series shall be substantially identical except as to denomination and except as may otherwise be provided in or pursuant to the Board Resolution referred to above and (subject to Section 2.03) set forth, or determined in the manner provided, in the Officers’ Certificate or Issuer Order referred to above or in any such indenture supplemental hereto.

If any of the terms of the series are established by action taken pursuant to a Board Resolution, a copy of an appropriate record of such action, together with such Board Resolution, shall be set forth in an Officers’ Certificate or certified by the Secretary or an Assistant Secretary of each of the General Partner and Finance Corp. and delivered to the Trustee at or prior to the delivery of the Officers’ Certificate or Issuer Order setting forth the terms of the series.

SECTION 2.02                 Denominations.

The Securities of each series shall be issuable in such denominations as shall be specified as contemplated by Section 2.01.  In the absence of any such provisions with respect to the Securities of any series, the Securities of such series denominated in Dollars shall be issuable in denominations of $1,000 and any integral multiples thereof.

SECTION 2.03                 Forms Generally.

The Securities of each series shall be in fully registered form and in substantially such form or forms (including temporary or permanent global form) established by or pursuant to a Board Resolution or in one or more indentures supplemental hereto.  The Securities may have notations, legends or endorsements required by law, securities exchange rule, the Issuers’ certificate of limited partnership, certificate of incorporation, agreement of limited partnership, bylaws or other similar governing documents, agreements to which the Issuers are subject, if any, or usage (provided that any such notation, legend or endorsement is in a form acceptable to the Issuers).  A copy of the Board Resolution establishing the form or forms of Securities of any series shall be delivered to the Trustee at or prior to the delivery of the Issuer Order contemplated by Section 2.04 for the authentication and delivery of such Securities.

The definitive Securities of each series shall be printed, lithographed or engraved on steel engraved borders or may be produced in any other manner, all as determined by the Officers executing such Securities, as evidenced by their execution thereof.

The Trustee’s certificate of authentication shall be in substantially the following form:

“This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.

[ ], as Trustee

By:
Authorized Officer”.

SECTION 2.04                 Execution, Authentication, Delivery and Dating.

Two Officers of each of the Issuers shall sign the Securities on behalf of the each Issuer and, with respect to any related Guarantees, an Officer of each Subsidiary Guarantor shall sign the Notation of Guarantee on behalf of such Subsidiary Guarantor, in each case by manual or facsimile signature.

If an Officer of the Issuers or a Subsidiary Guarantor whose signature is on a Security no longer holds that office at the time the Security or the Notation of Guarantee, as the case may be, is authenticated, the Security shall be valid nevertheless.

A Security shall not be entitled to any benefit under this Indenture or the related Guarantees, if any, or be valid or obligatory for any purpose until authenticated by the manual signature of an authorized signatory of the Trustee, which signature shall be conclusive evidence that the Security has been authenticated under this Indenture.  Notwithstanding the foregoing, if any Security has been authenticated and delivered hereunder but never issued and sold by the Issuers, and the Issuers deliver such Security to the Trustee for cancellation as provided in Section 2.13, together with a written statement (which need not comply with Section 11.05 and need not be accompanied by an Opinion of Counsel) stating that such Security has never been issued and sold by the Issuers, for all purposes of this Indenture such Security shall be deemed never to have been authenticated and delivered hereunder and shall never be entitled to the benefits of this Indenture or the related Guarantees, if any.

At any time and from time to time after the execution and delivery of this Indenture, the Issuers may deliver Securities of any series executed by the Issuers (and if applicable, the Notation of Guarantee for such series executed by each Subsidiary Guarantor with respect to such series) to the Trustee for authentication, and the Trustee shall authenticate and deliver such Securities for original issue upon an Issuer Order for the authentication and delivery of such Securities or pursuant to such procedures acceptable to the Trustee as may be specified from time to time by Issuer Order.  Such order shall specify the amount of the Securities to be authenticated, the date on which the original issue of Securities is to be authenticated, the name or names of the initial Holder or Holders and any other terms of the Securities of such series not otherwise determined.  If provided for in such procedures, such Issuer Order may authorize (1) authentication and delivery of Securities of such series for original issue from time to time, with certain terms (including, without limitation, the Maturity dates or dates, original issue date or dates and interest rate or rates) that differ from Security to Security and (2) may authorize authentication and delivery pursuant to oral or electronic instructions from the Issuers or their duly authorized agent, which instructions shall be promptly confirmed in writing.

If the form or terms of the Securities of the series have been established in or pursuant to one or more Board Resolutions as permitted by Section 2.01, in authenticating such Securities, and accepting the additional responsibilities under this Indenture in relation to such Securities, the Trustee shall be entitled to receive (in addition to the Issuer Order referred to above and the other documents required by Section 11.04), and (subject to Section 7.01) shall be fully protected in relying upon:

(a)           an Officers’ Certificate setting forth the Board Resolution and, if applicable, an appropriate record of any action taken pursuant thereto, as contemplated by the last paragraph of Section 2.01; and

(b)           an Opinion of Counsel to the effect that:

(i)            the form of such Securities has been established in conformity with the provisions of this Indenture;

(ii)           the terms of such Securities have been established in conformity with the provisions of this Indenture; and

(iii)          that such Securities and the related Guarantees, if any, when authenticated and delivered by the Trustee and issued by the Issuers in the manner and subject to any conditions specified in such Opinion of Counsel, will constitute valid and binding obligations of the Issuers and the Subsidiary Guarantors, respectively, enforceable against the Issuers and the Subsidiary Guarantors, respectively, in accordance with their respective terms, except as the enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or transfer or other similar laws in effect from time to time affecting the rights of creditors generally, and the application of general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

If all the Securities of any series are not to be issued at one time, it shall not be necessary to deliver an Officers’ Certificate and Opinion of Counsel at the time of issuance of each such Security, but such Officers’ Certificate and Opinion of Counsel shall be delivered at or before the time of issuance of the first Security of the series to be issued.

The Trustee shall not be required to authenticate such Securities if the issuance of such Securities pursuant to this Indenture would affect the Trustee’s own rights, duties or immunities under the Securities and this Indenture or otherwise in a manner not reasonably acceptable to the Trustee.

The Trustee may appoint an authenticating agent acceptable to the Issuers to authenticate Securities.  Unless limited by the terms of such appointment, an authenticating agent may authenticate Securities whenever the Trustee may do so.  Each reference in this Indenture to authentication by the Trustee includes authentication by such agent.  An authenticating agent has the same rights as an Agent to deal with the Issuers, any Subsidiary Guarantor or an Affiliate of the Issuers or any Subsidiary Guarantor.

Each Security shall be dated the date of its authentication.

SECTION 2.05                 Registrar and Paying Agent.

The Issuers shall maintain an office or agency for each series of Securities where Securities of such series may be presented for registration of transfer or exchange (“Registrar”) and an office or agency where Securities of such series may be presented for payment (“Paying

Agent”).  The Registrar shall keep a register of the Securities of such series and of their transfer and exchange.  The Issuers may appoint one or more co-registrars and one or more additional paying agents.  The term “Registrar” includes any co-registrar and the term “Paying Agent” includes any additional paying agent.

The Issuers shall enter into an appropriate agency agreement with any Registrar or Paying Agent not a party to this Indenture.  The agreement shall implement the provisions of this Indenture that relate to such Agent.  The Issuers shall notify the Trustee of the name and address of any Agent not a party to this Indenture.  The Issuers may change any Paying Agent or Registrar without notice to any Holder.  If the Issuers fails to appoint or maintain another entity as Registrar or Paying Agent, the Trustee shall act as such.  The Issuers, any Subsidiary Guarantor or any other Subsidiary may act as Paying Agent or Registrar.

The Issuers initially appoint the Trustee as Registrar and Paying Agent.

SECTION 2.06                 Paying Agent to Hold Money in Trust.

The Issuers shall require each Paying Agent other than the Trustee to agree in writing that the Paying Agent will hold in trust for the benefit of Holders or the Trustee all money held by the Paying Agent for the payment of principal of, premium, if any, or interest on or any Additional Amounts with respect to Securities and will notify the Trustee of any default by the Issuers in making any such payment.  While any such default continues, the Trustee may require a Paying Agent to pay all money held by it to the Trustee and to account for any funds disbursed.  The Issuers at any time may require a Paying Agent to pay all money held by it to the Trustee and to account for any funds disbursed.  Upon payment over to the Trustee and upon accounting for any funds disbursed, the Paying Agent (if other than the Issuers, a Subsidiary Guarantor or another Subsidiary of the Issuers) shall have no further liability for the money.  If the Issuers, a Subsidiary Guarantor or another Subsidiary of the Issuers acts as Paying Agent, it shall segregate and hold in a separate trust fund for the benefit of the Holders all money held by it as Paying Agent.  Each Paying Agent shall otherwise comply with TIA § 317(b).

SECTION 2.07                 Holder Lists.

The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Holders and shall otherwise comply with TIA § 312(a).  If the Trustee is not the Registrar with respect to a series of Securities, the Issuers shall furnish to the Trustee at least five Business Days before each Interest Payment Date with respect to such series of Securities, and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of Holders of such series, and the Issuers shall otherwise comply with TIA § 312(a).

SECTION 2.08                 Transfer and Exchange.

Except as set forth in Section 2.17 or as may be provided pursuant to Section 2.01:

When Securities of any series are presented to the Registrar with the request to register the transfer of such Securities or to exchange such Securities for an equal principal amount of Securities of the same series of like tenor and of other authorized denominations, the Registrar shall register the transfer or make the exchange as requested if its requirements and the requirements of this Indenture for such transactions are met; provided, however, that the Securities presented or surrendered for registration of transfer or exchange shall be duly endorsed or accompanied by a written instruction of transfer in form reasonably satisfactory to the Registrar duly executed by the Holder thereof or by his attorney, duly authorized in writing, on which instruction the Registrar can rely.

To permit registrations of transfers and exchanges, the Issuers shall execute Securities (and if applicable, each Subsidiary Guarantor with respect to such series shall execute the Notation of Guarantee for such series) and the Trustee shall authenticate such Securities at the Registrar’s written request and submission of the Securities or Global Securities.  No service charge shall be made to a Holder for any registration of transfer or exchange (except as otherwise expressly permitted herein), but the Issuers may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than such transfer tax or similar governmental charge payable upon exchanges pursuant to Section 2.12, 3.07 or 9.05). The Trustee shall authenticate such Securities in accordance with the provisions of Section 2.04.  Notwithstanding any other provisions of this Indenture to the contrary, the Issuers shall not be required to register the transfer or exchange of (a) any Security selected for redemption in whole or in part pursuant to Article III, except the unredeemed portion of any Security being redeemed in part, or (b) any Security during the period beginning 15 Business Days prior to the mailing of notice of any offer to repurchase Securities of the series required pursuant to the terms thereof or of redemption of Securities of a series to be redeemed and ending at the close of business on the day of mailing.

SECTION 2.09                 Replacement Securities.

If any mutilated Security is surrendered to the Trustee, or if the Holder of a Security claims that the Security has been destroyed, lost or stolen and the Issuers and the Trustee receive evidence to their satisfaction of the destruction, loss or theft of such Security, the Issuers shall issue, each Subsidiary Guarantor with respect to such series shall execute the Notation of Guarantee relating to such Security, if any, and the Trustee shall authenticate a replacement Security of the same series if the Trustee’s requirements are met.  If any such mutilated, destroyed, lost or stolen Security has become or is about to become due and payable, the Issuers in their discretion may, instead of issuing a new Security, pay such Security.  If required by the Trustee, any Subsidiary Guarantor or the Issuers, such Holder must furnish an indemnity bond that is sufficient in the judgment of the Trustee and the Issuers to protect the Issuers, each Subsidiary Guarantor, the Trustee, any Agent or any authenticating agent from any loss that any of them may suffer if a Security is replaced.  The Issuers and the Trustee may charge a Holder for their expenses in replacing a Security.  Every replacement Security is an additional obligation of the Issuers.

SECTION 2.10                 Outstanding Securities.

The Securities outstanding at any time are all the Securities authenticated by the Trustee except for those canceled by it, those delivered to it for cancellation, those reductions in the interest in a Global Security effected by the Trustee hereunder and those described in this Section 2.10 as not outstanding.

If a Security is replaced pursuant to Section 2.09, it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Security is held by a bona fide purchaser.

If the principal amount of any Security is considered paid under Section 4.01, it ceases to be outstanding and interest on it ceases to accrue.

A Security does not cease to be outstanding because the Issuers, a Subsidiary Guarantor or an Affiliate of the Issuers or a Subsidiary Guarantor holds the Security.

SECTION 2.11                 Original Issue Discount and Treasury Securities.

In determining whether the Holders of the required principal amount of Securities have concurred in any direction, amendment, supplement, waiver or consent, (a) the principal amount of an Original Issue Discount Security shall be the principal amount thereof that would be due and payable as of the date of such determination upon acceleration of the Maturity thereof pursuant to Section 6.02 and (b) Securities owned by the Issuers, a Subsidiary Guarantor or any other obligor upon the Securities or any Affiliate of the Issuers, of a Subsidiary Guarantor or of such other obligor shall be disregarded, except that, for the purpose of determining whether the Trustee shall be protected in relying upon any such direction, amendment, supplement, waiver or consent, only Securities that a Responsible Officer of the Trustee actually knows are so owned shall be so disregarded.

SECTION 2.12                 Temporary Securities.

Until definitive Securities of any series are ready for delivery, the Issuers may prepare and execute temporary Securities, each Subsidiary Guarantor with respect to such series shall execute the Notation of Guarantee relating to such Security relating to such temporary Securities, if any, and the Trustee shall authenticate temporary Securities.  Temporary Securities shall be substantially in the form of definitive Securities, but may have variations that the Issuers consider appropriate for temporary Securities.  Without unreasonable delay, the Issuers shall prepare and execute definitive Securities, each Subsidiary Guarantor with respect to such series shall execute the Notation of Guarantee relating to such definitive Security, if any, and the Trustee shall authenticate such definitive Securities in exchange for temporary Securities.  Until so exchanged, the temporary Securities shall in all respects be entitled to the same benefits under this Indenture as definitive Securities.

SECTION 2.13                 Cancellation.

The Issuers or any Subsidiary Guarantor at any time may deliver Securities to the Trustee for cancellation.  The Registrar and the Paying Agent shall forward to the Trustee any Securities surrendered to them for registration of transfer, exchange, payment or redemption or for credit against any sinking fund payment.  The Trustee shall cancel all Securities surrendered for registration of transfer, exchange, payment, redemption, replacement or cancellation or for credit against any sinking fund.  Unless the Issuers shall direct in writing that canceled Securities be returned to it, after written notice to the Issuers all canceled Securities held by the Trustee shall be disposed of in accordance with the usual disposal procedures of the Trustee, and the Trustee shall maintain a record of their disposal.  The Issuers may not issue new Securities to replace Securities that have been paid or that have been delivered to the Trustee for cancellation.

SECTION 2.14                 Payments; Defaulted Interest.

Unless otherwise provided as contemplated by Section 2.01, interest (except defaulted interest) on any Security that is payable, and is punctually paid or duly provided for, on any Interest Payment Date shall be paid to the Persons who are registered Holders of that Security at the close of business on the record date next preceding such Interest Payment Date, even if such Securities are canceled after such record date and on or before such Interest Payment Date.  The Holder must surrender a Security to a Paying Agent to collect principal payments.  Unless otherwise provided with respect to the Securities of any series, the Issuers will pay the principal of, premium (if any) and interest on and any Additional Amounts with respect to the Securities in Dollars.  Such amounts shall be payable at the offices of the Trustee or any Paying Agent, provided that at the option of the Issuers, the Issuers may pay such amounts (1) by wire transfer with respect to Global Securities or (2) by check payable in such money mailed to a Holder’s registered address with respect to any Securities.

If the Issuers default in a payment of interest on the Securities of any series, the Issuers shall pay the defaulted interest in any lawful manner plus, to the extent lawful, interest on the defaulted interest, in each case at the rate provided in the Securities of such series and in Section 4.01.  The Issuers may pay the defaulted interest to the Persons who are Holders on a subsequent special record date.  At least 15 days before any special record date selected by the Issuers, the Issuers (or the Trustee, in the name of and at the expense of the Issuers upon 20 days’ prior written notice from the Issuers setting forth such special record date and the interest amount to be paid) shall mail to Holders a notice that states the special record date, the related payment date and the amount of such interest to be paid.

SECTION 2.15                 Persons Deemed Owners.

The Issuers, the Subsidiary Guarantors, the Trustee, any Agent and any authenticating agent may treat the Person in whose name any Security is registered as the owner of such Security for the purpose of receiving payments of principal of, premium (if any) or interest on or any Additional Amounts with respect to such Security and for all other purposes.  None of the Issuers, any Subsidiary Guarantor, the Trustee, any Agent or any authenticating agent shall be affected by any notice to the contrary.

SECTION 2.16                 Computation of Interest.

Except as otherwise specified as contemplated by Section 2.01 for Securities of any series, interest on the Securities of each series shall be computed on the basis of a year comprising twelve 30-day months.

SECTION 2.17                 Global Securities; Book-Entry Provisions.

If Securities of a series are issuable in global form as a Global Security, as contemplated by Section 2.01, then, notwithstanding clause (11) of Section 2.01 and the provisions of Section 2.02, any such Global Security shall represent such of the outstanding Securities of such series as shall be specified therein and may provide that it shall represent the aggregate amount of outstanding Securities from time to time endorsed thereon and that the aggregate amount of outstanding Securities represented thereby may from time to time be reduced or increased, as appropriate, to reflect exchanges, transfers or redemptions.  Any endorsement of a Global Security to reflect the amount, or any increase or decrease in the amount, of outstanding Securities represented thereby shall be made by the Trustee (i) in such manner and upon instructions given by such Person or Persons as shall be specified in such Security or in an Issuer Order to be delivered to the Trustee pursuant to Section 2.04 or (ii) otherwise in accordance with written instructions or such other written form of instructions as is customary for the Depositary for such Security, from such Depositary or its nominee on behalf of any Person having a beneficial interest in such Global Security.  Subject to the provisions of Section 2.04 and, if applicable, Section 2.12, the Trustee shall deliver and redeliver any Security in permanent global form in the manner and upon instructions given by the Person or Persons specified in such Security or in the applicable Issuer Order.  With respect to the Securities of any series that are represented by a Global Security, the Issuers and the Subsidiary Guarantors authorize the execution and delivery by the Trustee of a letter of representations or other similar agreement or instrument in the form customarily provided for by the Depositary appointed with respect to such Global Security.  Any Global Security may be deposited with the Depositary or its nominee, or may remain in the custody of the Trustee or the Security Custodian therefor pursuant to a FAST Balance Certificate Agreement or similar agreement between the Trustee and the Depositary.  If an Issuer Order has been, or simultaneously is, delivered, any instructions by the Issuers with respect to endorsement or delivery or redelivery of a Security in global form shall be in writing but need not comply with Section 11.05 and need not be accompanied by an Opinion of Counsel.

Members of, or participants in, the Depositary (“Agent Members”) shall have no rights under this Indenture with respect to any Global Security held on their behalf by the Depositary, or the Trustee or the Security Custodian as its custodian, or under such Global Security, and the Depositary may be treated by the Issuers, any Subsidiary Guarantor, the Trustee or the Security Custodian and any agent of the Issuers, any Subsidiary Guarantor, the Trustee or the Security Custodian as the absolute owner of such Global Security for all purposes whatsoever.  Notwithstanding the foregoing, (i) the registered holder of a Global Security of a series may grant proxies and otherwise authorize any Person, including Agent Members and Persons that may hold interests through Agent Members, to take any action that a Holder of Securities of such series is entitled to take under this Indenture or the Securities of such series and (ii) nothing herein shall prevent the Issuers, any Subsidiary Guarantor, the Trustee or the

Security Custodian, or any agent of the Issuers, any Subsidiary Guarantor, the Trustee or the Security Custodian, from giving effect to any written certification, proxy or other authorization furnished by the Depositary or shall impair, as between the Depositary and its Agent Members, the operation of customary practices governing the exercise of the rights of a beneficial owner of any Security.

Notwithstanding Section 2.08, and except as otherwise provided pursuant to Section 2.01, transfers of a Global Security shall be limited to transfers of such Global Security in whole, but not in part, to the Depositary, its successors or their respective nominees.  Interests of beneficial owners in a Global Security may be transferred in accordance with the rules and procedures of the Depositary.  Securities shall be transferred to all beneficial owners in exchange for their beneficial interests in a Global Security if, and only if, either (1) the Depositary notifies the Issuers that it is unwilling or unable to continue as Depositary for the Global Security and a successor Depositary is not appointed by the Issuers within 90 days of such notice, (2) an Event of Default has occurred with respect to such series and is continuing and the Registrar has received a request from the Depositary to issue Securities in lieu of all or a portion of the Global Security (in which case the Issuers shall deliver Securities within 30 days of such request) or (3) the Issuers in their sole discretion determines not to have the Securities represented by a Global Security.

In connection with any transfer of a portion of the beneficial interests in a Global Security to beneficial owners pursuant to this Section 2.17, the Registrar shall reflect on its books and records the date and a decrease in the principal amount of the Global Security in an amount equal to the principal amount of the beneficial interests in the Global Security to be transferred, and the Issuers shall execute, each Subsidiary Guarantor with respect to such series shall execute the Notation of Guarantee relating to such Global Security, if any, and the Trustee upon receipt of an Issuer Order for the authentication and delivery of Securities shall authenticate and deliver, one or more Securities of the same series of like tenor and amount.

In connection with the transfer of all of the beneficial interests in a Global Security to beneficial owners pursuant to this Section 2.17, the Global Security shall be deemed to be surrendered to the Trustee for cancellation, and the Issuers shall execute, each Subsidiary Guarantor with respect to such series shall execute the Notation of Guarantee relating to such Global Security, if any, and the Trustee shall authenticate and deliver, to each beneficial owner identified by the Depositary in exchange for its beneficial interests in the Global Security, an equal aggregate principal amount of Securities of authorized denominations.

None of the Issuers, any Subsidiary Guarantor or the Trustee will have any responsibility or liability for any aspect of the records relating to, or payments made on account of, Securities by the Depositary, or for maintaining, supervising or reviewing any records of the Depositary relating to such Securities.  None of the Issuers, any Subsidiary Guarantor or the Trustee shall be liable for any delay by the Holder of the Global Security or the Depositary in identifying the beneficial owners, and each such Person may conclusively rely on, and shall be protected in relying on, instructions from such Holder of the Global Security or the Depositary for all purposes (including with respect to the registration and delivery, and the respective principal amounts, of the Securities to be issued).

The provisions of the last sentence of the third paragraph of Section 2.04 shall apply to any Global Security if such Global Security was never issued and sold by the Issuers and the Issuers or a Subsidiary Guarantor delivers to the Trustee the Global Security together with written instructions (which need not comply with Section 11.05 and need not be accompanied by an Opinion of Counsel) with regard to the cancellation or reduction in the principal amount of Securities represented thereby, together with the written statement contemplated by the last sentence of the third paragraph of Section 2.04.

Notwithstanding the provisions of Sections 2.03 and 2.14, unless otherwise specified as contemplated by Section 2.01, payment of principal of, premium (if any) and interest on and any Additional Amounts with respect to any Global Security shall be made to the Depositary.

The Issuers in issuing Securities of any series may use CUSIP numbers (if then generally in use), and, if so, the Trustee shall use CUSIP numbers in notices of redemption as a convenience to Holders of Securities of such series; provided that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Securities of such series or as contained in any notice of a redemption and that reliance may be placed only on the other identification numbers printed on the Securities of such series, and any such redemption shall not be affected by any defect in or omission of such numbers.  The Issuers will promptly notify the Trustee in writing of any change in the CUSIP numbers.

Notwithstanding anything herein to the contrary, delivery or surrender of a Security shall not be required in the case of Global Securities in order to obtain the rights or benefits provided hereunder upon the delivery or surrender of a Security.

ARTICLE III
REDEMPTION

SECTION 3.01                 Applicability of Article.

Securities of any series that are redeemable before their Stated Maturity shall be redeemable in accordance with their terms and (except as otherwise specified as contemplated by Section 2.01 for Securities of any series) in accordance with this Article III.

SECTION 3.02                 Notice to the Trustee.

If the Issuers elect to redeem Securities of any series pursuant to this Indenture, it shall notify the Trustee of the Redemption Date and the principal amount of Securities of such series to be redeemed.  The Issuers shall so notify the Trustee at least 45 days before the Redemption Date (unless a shorter notice shall be satisfactory to the Trustee) by delivering to the Trustee an Officers’ Certificate stating that such redemption will comply with the provisions of this Indenture and of the Securities of such series.  Any such notice may be canceled at any time prior to the mailing of such notice of such redemption to any Holder and shall thereupon be void and of no effect.

SECTION 3.03                                                   Selection of Securities To Be Redeemed.

If less than all of the Securities of any series are to be redeemed (unless all of the Securities of such series of a specified tenor are to be redeemed), the particular Securities to be redeemed shall be selected not more than 60 days prior to the Redemption Date by the Trustee from the outstanding Securities of such series (and tenor) not previously called for redemption, either pro rata, by lot or by such other method as the Trustee shall deem appropriate in accordance with industry standards at the time of such redemption and that may provide for the selection for redemption of portions (equal to the minimum authorized denomination for Securities of that series or any integral multiple thereof) of the principal amount of Securities of such series of a denomination larger than the minimum authorized denomination for Securities of that series or of the principal amount of Global Securities of such series; provided that, if at the time of redemption such Securities are registered as a Global Security, the Depositary shall determine, in accordance with its procedures, the principal amount of such Securities held by each beneficial owner of Securities to be redeemed.

The Trustee shall promptly notify the Issuers and the Registrar in writing of the Securities selected for redemption and, in the case of any Securities selected for partial redemption, the principal amount thereof to be redeemed.

For purposes of this Indenture, unless the context otherwise requires, all provisions relating to redemption of Securities shall relate, in the case of any of the Securities redeemed or to be redeemed only in part, to the portion of the principal amount thereof which has been or is to be redeemed.

SECTION 3.04                                                   Notice of Redemption.

Notice of redemption shall be given by first-class mail, postage prepaid, mailed not less than 30 nor more than 60 days prior to the Redemption Date, to each Holder of Securities to be redeemed, at the address of such Holder appearing in the register of Securities maintained by the Registrar.

All notices of redemption shall identify the Securities to be redeemed and shall state:

(1)           the Redemption Date;

(2)           the Redemption Price (or the method of calculating or determining the Redemption Price);

(3)           that, unless the Issuers and the Subsidiary Guarantors default in making the redemption payment, interest on Securities called for redemption ceases to accrue on and after the Redemption Date, and the only remaining right of the Holders of such Securities is to receive payment of the Redemption Price upon surrender to the Paying Agent of the Securities redeemed;

(4)           if any Security is to be redeemed in part, the portion of the principal amount thereof to be redeemed and that on and after the Redemption Date, upon surrender for cancellation of such Security to the Paying Agent, a new Security or Securities in the aggregate principal amount equal to the unredeemed portion thereof will be issued without charge to the Holder;

(5)           that Securities called for redemption must be surrendered to the Paying Agent to collect the Redemption Price and the name and address of the Paying Agent;

(6)           that the redemption is for a sinking or analogous fund, if such is the case; and

(7)           the CUSIP number, if any, relating to such Securities.

Notice of redemption of Securities to be redeemed at the election of the Issuers shall be given by the Issuers or, at the Issuers’ written request, by the Trustee in the name and at the expense of the Issuers.

SECTION 3.05                                                   Effect of Notice of Redemption.

Once notice of redemption is mailed, Securities called for redemption become due and payable on the Redemption Date and at the Redemption Price.  Upon surrender to the Paying Agent, such Securities called for redemption shall be paid at the Redemption Price, but interest installments whose maturity is on or prior to such Redemption Date will be payable on the relevant Interest Payment Dates to the Holders of record at the close of business on the relevant record dates specified pursuant to Section 2.01.

SECTION 3.06                                                   Deposit of Redemption Price.

By 11:00 a.m., New York City time, on any Redemption Date, the Issuers or a Subsidiary Guarantor shall deposit with the Trustee or the Paying Agent (or, if either of the Issuers or such Subsidiary Guarantor is acting as the Paying Agent, segregate and hold in trust as provided in Section 2.06) an amount of money in same day funds sufficient to pay the Redemption Price of, and (except if the Redemption Date shall be an Interest Payment Date) accrued interest on and any Additional Amounts with respect to, the Securities or portions thereof which are to be redeemed on that date, other than Securities or portions thereof called for redemption on that date which have been delivered by the Issuers or a Subsidiary Guarantor to the Trustee for cancellation.

If the Issuers or a Subsidiary Guarantor complies with the preceding paragraph, then, unless the Issuers and the Subsidiary Guarantors default in the payment of such Redemption Price, interest on the Securities to be redeemed will cease to accrue on and after the applicable Redemption Date, whether or not such Securities are presented for payment, and the Holders of such Securities shall have no further rights with respect to such Securities except for the right to receive the Redemption Price upon surrender of such Securities.  If any Security called for redemption shall not be so paid upon surrender thereof for redemption, the principal, premium, if any, any Additional Amounts, and, to the extent lawful, accrued interest thereon shall, until paid, bear interest from the Redemption Date at the rate specified pursuant to Section 2.01 or provided in the Securities or, in the case of Original Issue Discount Securities, such Securities’ yield to maturity.

SECTION 3.07                                                   Securities Redeemed in Part.

Upon surrender to the Paying Agent of a Security to be redeemed in part, the Issuers shall execute, each Subsidiary Guarantor with respect to such series shall execute the Notation of Guarantee relating to such Security, if any, and the Trustee shall authenticate and deliver to the Holder of such Security without service charge a new Security or Securities, of the same series and of any authorized denomination as requested by such Holder in aggregate principal amount equal to, and in exchange for, the unredeemed portion of the principal of the Security so surrendered that is not redeemed.

SECTION 3.08                                                   Purchase of Securities.

Unless otherwise specified as contemplated by Section 2.01, the Issuers, any Subsidiary Guarantor and any Affiliate of the Issuers or any Subsidiary Guarantor may at any time purchase or otherwise acquire Securities in the open market or by private agreement.  Any such acquisition shall not operate as or be deemed for any purpose to be a redemption of the indebtedness represented by such Securities.  Any Securities purchased or acquired by the Issuers or a Subsidiary Guarantor may be delivered to the Trustee and, upon such delivery, the indebtedness represented thereby shall be deemed to be satisfied.  Section 2.13 shall apply to all Securities so delivered.

SECTION 3.09                                                   Mandatory and Optional Sinking Funds.

The minimum amount of any sinking fund payment provided for by the terms of Securities of any series is herein referred to as a “mandatory sinking fund payment,” and any payment in excess of such minimum amount provided for by the terms of Securities of any series is herein referred to as an “optional sinking fund payment.”  Unless otherwise provided by the terms of Securities of any series, the cash amount of any sinking fund payment may be subject to reduction as provided in Section 3.10.  Each sinking fund payment shall be applied to the redemption of Securities of any series as provided for by the terms of Securities of such series and by this Article III.

SECTION 3.10                                                   Satisfaction of Sinking Fund Payments with Securities.

The Issuers or a Subsidiary Guarantor may deliver outstanding Securities of a series (other than any previously called for redemption) and may apply as a credit Securities of a series that have been redeemed either at the election of the Issuers pursuant to the terms of such Securities or through the application of permitted optional sinking fund payments pursuant to the terms of such Securities, in each case in satisfaction of all or any part of any sinking fund payment with respect to the Securities of such series required to be made pursuant to the terms of such series of Securities; provided that such Securities have not been previously so credited.  Such Securities shall be received and credited for such purpose by the Trustee at the Redemption Price specified in such Securities for redemption through operation of the sinking fund and the amount of such sinking fund payment shall be reduced accordingly.

SECTION 3.11                                                   Redemption of Securities for Sinking Fund.

Not less than 45 days prior (unless a shorter period shall be satisfactory to the Trustee) to each sinking fund payment date for any series of Securities, the Issuers will deliver to the Trustee an Officers’ Certificate specifying the amount of the next ensuing sinking fund payment for that series pursuant to the terms of that series, the portion thereof, if any, which is to be satisfied by payment of cash and the portion thereof, if any, which is to be satisfied by delivery of or by crediting Securities of that series pursuant to Section 3.10 and will also deliver or cause to be delivered to the Trustee any Securities to be so delivered.  Failure of the Issuers to timely deliver or cause to be delivered such Officers’ Certificate and Securities specified in this paragraph, if any, shall not constitute a default but shall constitute the election of the Issuers (i) that the mandatory sinking fund payment for such series due on the next succeeding sinking fund payment date shall be paid entirely in cash without the option to deliver or credit Securities of such series in respect thereof and (ii) that the Issuers will make no optional sinking fund payment with respect to such series as provided in this Section 3.11.

If the sinking fund payment or payments (mandatory or optional or both) to be made in cash on the next succeeding sinking fund payment date plus any unused balance of any preceding sinking fund payments made in cash shall exceed $100,000 or a lesser sum if the Issuers shall so request with respect to the Securities of any particular series, such cash shall be applied on the next succeeding sinking fund payment date to the redemption of Securities of such series at the sinking fund redemption price together with accrued interest to the date fixed for redemption.  If such amount shall be $100,000 or less and the Issuers make no such request then it shall be carried over until a sum in excess of $100,000 is available.  Not less than 30 days before each such sinking fund payment date, the Trustee shall select the Securities to be redeemed upon such sinking fund payment date in the manner specified in Section 3.03 and cause notice of the redemption thereof to be given in the name of and at the expense of the Issuers in the manner provided in Section 3.04.  Such notice having been duly given, the redemption of such Securities shall be made upon the terms and in the manner stated in Sections 3.05, 3.06 and 3.07.

ARTICLE IV
COVENANTS

SECTION 4.01                                                   Payment of Securities.

The Issuers shall pay the principal of, premium (if any) and interest on and any Additional Amounts with respect to the Securities of each series on the dates and in the manner provided in the Securities of such series and in this Indenture.  Principal, premium, interest and any Additional Amounts shall be considered paid on the date due if the Paying Agent (other than the Issuers, a Subsidiary Guarantor or a Subsidiary) holds by 11:00 a.m., New York City time, on that date money deposited by the Issuers or a Subsidiary Guarantor designated for and sufficient to pay all principal, premium, interest and any Additional Amounts then due.

The Issuers shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal and premium (if any), at a rate equal to the then applicable interest rate on the Securities to the extent lawful; and it shall pay interest

(including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest and any Additional Amount (without regard to any applicable grace period) at the same rate to the extent lawful.

SECTION 4.02                                                   Maintenance of Office or Agency.

The Issuers will maintain in each Place of Payment for any series of Securities an office or agency (which may be an office of the Trustee, the Registrar or the Paying Agent) where Securities of that series may be presented for registration of transfer or exchange, where Securities of that series may be presented for payment and where notices and demands to or upon the Issuers or a Subsidiary Guarantor in respect of the Securities of that series and this Indenture may be served. Unless otherwise designated by the Issuers by written notice to the Trustee and the Subsidiary Guarantors, such office or agency shall be the office of the Trustee in The City of New York, which on the date hereof is located at                                                      .  The Issuers will give prompt written notice to the Trustee and the Subsidiary Guarantors of the location, and any change in the location, of such office or agency.  If at any time the Issuers shall fail to maintain any such required office or agency or shall fail to furnish the Trustee and the Subsidiary Guarantors with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee.

The Issuers may also from time to time designate one or more other offices or agencies where the Securities of one or more series may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve the Issuers of their obligation to maintain an office or agency in each Place of Payment for Securities of any series for such purposes.  The Issuers will give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

SECTION 4.03                                                   SEC Reports; Financial Statements.

(a)           If the Partnership is subject to Section 13 or 15(d) of the Exchange Act, the Partnership shall file with the Trustee, within 15 days after it files the same with the SEC, copies of the annual reports and the information, documents and other reports (or copies of such portions of any of the foregoing as the SEC may by rules and regulations prescribe) that the Partnership is required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act.  If this Indenture is qualified under the TIA, but not otherwise, the Partnership shall also comply with the provisions of TIA § 314(a).

(b)           If the Partnership is not subject to the requirements of Section 13 or 15(d) of the Exchange Act, the Partnership shall furnish to all Holders of Rule 144A Securities and prospective purchasers of Rule 144A Securities designated by the Holders of Rule 144A Securities, promptly upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) promulgated under the Securities Act of 1933, as amended.

(c)           The Partnership intends to file the reports, information and documents referred to in Section 4.03(a) hereof with the SEC in electronic form pursuant to Regulation S-T promulgated by the SEC using the SEC’s Electronic Data Gathering, Analysis and Retrieval

(“EDGAR”) system.  The Partnership shall notify the Trustee in the manner prescribed herein of each such filing.  The Trustee is hereby authorized and directed to access the EDGAR system for purposes of retrieving the reports so filed.  Compliance with the foregoing shall constitute delivery by the Partnership of such reports to the Trustee in compliance with the provisions of TIA § 314(a).  The Trustee shall have no duty to search for or obtain any electronic or other filings that the Partnership makes with the SEC, regardless of whether such filings are periodic, supplemental or otherwise.  Delivery of the reports, information and documents to the Trustee pursuant to this Section 4.03 shall be solely for the purposes of compliance with this Section 4.03 and with TIA § 314(a).  The Trustee’s receipt of such reports, information and documents shall not constitute notice to it of the content thereof or of any matter determinable from the content thereof, including the Issuers’ and any Subsidiary Guarantor’s compliance with any of their covenants hereunder, as to which the Trustee is entitled to rely upon Officers’ Certificates.

SECTION 4.04                                                   Compliance Certificate.

(a)           The Partnership shall deliver to the Trustee, within 120 days after the end of each fiscal year of the Partnership a statement signed by an Officer of the General Partner, which need not constitute an Officers’ Certificate, complying with TIA § 314(a)(4) and stating that in the course of performance by the signing Officer of his duties as such Officer of the General Partner, he would normally obtain knowledge of the keeping, observing, performing and fulfilling by the Issuers and any Subsidiary Guarantor of its obligations under this Indenture, and further stating that to the best of his knowledge the Issuers and any Subsidiary Guarantor has kept, observed, performed and fulfilled each and every covenant contained in this Indenture and is not in default in the performance or observance of any of the terms, provisions and conditions hereof (or, if a Default or Event of Default shall have occurred, describing all such Defaults or Events of Default of which such Officer may have knowledge and what action the Issuers and any Subsidiary Guarantor is taking or proposes to take with respect thereto).

(b)           The Partnership shall, so long as Securities of any series are outstanding, deliver to the Trustee, as soon as practicable, but in no event more than five Business Days, after any Officer of the General Partner becoming aware of any Default or Event of Default under this Indenture, an Officers’ Certificate specifying such Default or Event of Default and what action the Issuers and any Subsidiary Guarantor is taking or proposes to take with respect thereto.

SECTION 4.05                                                   Existence.

Subject to Article V, the Partnership shall do or cause to be done all things necessary to preserve and keep in full force and effect its existence.  This Section 4.05 shall not prohibit or restrict the Partnership from converting into a different form of legal entity.

SECTION 4.06                                                   Waiver of Stay, Extension or Usury Laws.

Each of the Issuers and the Subsidiary Guarantors covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law or any usury law or other law that would prohibit or forgive it from paying all or any portion of the principal of or interest on the Securities as contemplated herein, wherever enacted, now or at any time hereafter in force, or which may affect the covenants or the performance of this Indenture; and (to the extent that it may lawfully do so) each of the Issuers and the Subsidiary Guarantors hereby expressly waives all benefit or advantage of any such law, and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

SECTION 4.07                                                   Additional Amounts.

If the Securities of a series expressly provide for the payment of Additional Amounts, the Issuers will pay to the Holder of any Security of such series Additional Amounts as expressly provided therein.  Whenever in this Indenture there is mentioned, in any context, the payment of the principal of or any premium or interest on, or in respect of, any Security of any series or the net proceeds received from the sale or exchange of any Security of any series, such mention shall be deemed to include mention of the payment of Additional Amounts provided for in this Section 4.07 to the extent that, in such context, Additional Amounts are, were or would be payable in respect thereof pursuant to the provisions of this Section 4.07 and express mention of the payment of Additional Amounts (if applicable) in any provisions hereof shall not be construed as excluding Additional Amounts in those provisions hereof where such express mention is not made.

ARTICLE V
SUCCESSORS

SECTION 5.01                                                   Limitations on Mergers and Consolidations.

Neither the Issuers nor any Subsidiary Guarantor shall consolidate with or merge into any Person, or sell, lease, convey, assign, transfer or otherwise dispose of, in any transaction or series of transactions, all or substantially all of its assets to any Person (other than a consolidation or merger of the Issuers and one or more Subsidiary Guarantors or two or more Subsidiary Guarantors, or a sale, lease, conveyance, assignment, transfer or other disposition of all or substantially all of the assets of the Issuers to a Subsidiary Guarantor, a Subsidiary Guarantor to the Issuers or of a Subsidiary Guarantor to another Subsidiary Guarantor), unless

(1)           either (a) the Issuers or such Subsidiary Guarantor, as the case may be, shall be the continuing Person or (b) the Person (if other than the Issuers or such Subsidiary Guarantor) formed by such consolidation or into which the Issuers or such Subsidiary Guarantor is merged, or to which such sale, lease, conveyance, assignment, transfer or other disposition shall be made (collectively, the “Successor”), is organized and validly existing under the laws of the United States of America, any political subdivision thereof or any State thereof or the District of Columbia, and expressly assumes by supplemental indenture, in the case of the Issuers, the due and punctual payment of the principal of, premium (if any) and interest on and any Additional Amounts with respect to all the Securities and the performance of the Issuers’ covenants and obligations under this Indenture and the Securities, or, in the case of such Subsidiary Guarantor, the performance of the Guarantee and such Subsidiary Guarantor’s covenants and obligations under this Indenture and the Securities;

(2)           immediately after giving effect to such transaction or series of transactions, no Default or Event of Default shall have occurred and be continuing or would result therefrom; and

(3)           in the case of clause (1)(b) above, the Successor delivers to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that the transaction and such supplemental indenture comply with this Indenture.

SECTION 5.02                                                   Successor Person Substituted.

Upon any consolidation or merger of the Issuers or a Subsidiary Guarantor, as the case may be, or any sale, lease, conveyance, assignment, transfer or other disposition of all or substantially all of the assets of the Issuers or such Subsidiary Guarantor in accordance with Section 5.01, the Successor formed by such consolidation or into which the Issuers or such Subsidiary Guarantor is merged or to which such sale, lease, conveyance, assignment, transfer or other disposition is made shall succeed to, and be substituted for, and may exercise every right and power of the Issuers or such Subsidiary Guarantor, as the case may be, under this Indenture and the Securities with the same effect as if such Successor had been named as the Issuers or such Subsidiary Guarantor, as the case may be, herein and the predecessor Issuer or Subsidiary Guarantor, in the case of a sale, conveyance, assignment, transfer or other disposition, shall be released from all obligations under this Indenture, the Securities and, in the case of a Subsidiary Guarantor, its Guarantee.

ARTICLE VI
DEFAULTS AND REMEDIES

SECTION 6.01                                                   Events of Default.

Unless either inapplicable to a particular series or specifically deleted or modified in or pursuant to the supplemental indenture or Board Resolution establishing such series of Securities or in the form of Security for such series, an “Event of Default,” wherever used herein with respect to Securities of any series, occurs if:

(1)           there is a default in the payment of interest on or any Additional Amounts with respect to any Security of that series when the same becomes due and payable and such default continues for a period of 30 days;

(2)           there is a default in the payment of the principal of or premium, if any, on any Securities of that series as and when the same shall become due and payable, whether at Stated Maturity, upon redemption, by declaration, upon required repurchase or otherwise;

(3)           there is a default in the deposit of any sinking fund payment with respect to any Securities of that series as and when the same shall become due and payable, and such default continues for a period of 30 days;

(4)           there is a failure on the part of the Issuers, or if any series of Securities outstanding under this Indenture is entitled to the benefits of a Guarantee, any of the Subsidiary Guarantors, duly to observe or perform any other of the covenants or agreements on the part of the Issuers, or if applicable, any of the Subsidiary Guarantors, in the Securities of that series, in any resolution of the Board of Directors authorizing the issuance of that series of Securities, in this Indenture with respect to such series or in any supplemental Indenture with respect to such series (other than a default in the performance of a covenant which is specifically dealt with elsewhere in this Section 6.01), continuing for a period of 60 days after the date on which written notice specifying such failure and requiring the Issuers, or if applicable, the Subsidiary Guarantors, to remedy the same shall have been given, by registered or certified mail, to the Issuers, or if applicable, the Subsidiary Guarantors, by the Trustee or to the Issuers, or if applicable, the Subsidiary Guarantors, and the Trustee by the Holders of at least 25% in aggregate principal amount of the Securities of that series at the time outstanding;

(5)           either of the Issuers, or if that series of Securities is entitled to the benefits of a Guarantee by the Subsidiary Guarantors, any of such Subsidiary Guarantors that is a Significant Subsidiary, pursuant to or within the meaning of any Bankruptcy Law:

(A)          commences a voluntary case,

(B)           consents to the entry of an order for relief against it in an involuntary case,

(C)           consents to the appointment of a Bankruptcy Custodian of it or for all or substantially all of its property, or

(D)          makes a general assignment for the benefit of its creditors;

(6)           a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that remains unstayed and in effect for 90 days and that:

(A)          is for relief against either of the Issuers or any Subsidiary Guarantor with respect to such series that is a Significant Subsidiary as debtor in an involuntary case,

(B)           appoints a Bankruptcy Custodian of either of the Issuers or any Subsidiary Guarantor with respect to such series that is a Significant Subsidiary or a Bankruptcy Custodian for all or substantially all of the property of the Issuers or any Subsidiary Guarantor with respect to such series that is a Significant Subsidiary, or

(C)           orders the liquidation of either of the Issuers or any Subsidiary Guarantor with respect to such series that is a Significant Subsidiary;

(7)           that series of Securities is entitled to the benefits of a Guarantee by the Subsidiary Guarantors, the Guarantee of any of such Subsidiary Guarantors that is a Significant Subsidiary ceases to be in full force and effect with respect to Securities of that series (except as otherwise provided in this Indenture) or is declared null and void in a judicial proceeding, or any such Subsidiary Guarantor denies or disaffirms its obligations under this Indenture or such Guarantee; or

(8)           any other Event of Default provided with respect to Securities of that series occurs.

The term “Bankruptcy Custodian” means any receiver, trustee, assignee, liquidator or similar official under any Bankruptcy Law.

The Trustee shall not be deemed to know or have notice of any Default or Event of Default unless a Responsible Officer of the Trustee has actual knowledge thereof or unless written notice of any event which is in fact such a Default or Event of Default is received by the Trustee at the Corporate Trust Office of the Trustee, and such notice references the Securities and this Indenture.

When a Default or Event of Default is cured, it ceases.

A Default under clause (4) or (8) of this Section 6.01 is not an Event of Default until the Trustee notifies the Issuers and the Subsidiary Guarantors, or the Holders of at least 25% in principal amount of the then outstanding Securities of the series affected by such Default (or, in the case of a Default under clause (4) of this Section 6.01, if outstanding Securities of other series are affected by such Default, then at least 25% in principal amount of the then outstanding Securities so affected) notify the Issuers, the Subsidiary Guarantors and the Trustee, of the Default, and the Issuers or the applicable Subsidiary Guarantor, as the case may be, fails to cure the Default within 60 days after receipt of the notice.  The notice must specify the Default, demand that it be remedied and state that the notice is a “Notice of Default.”

SECTION 6.02                                                   Acceleration.

If an Event of Default with respect to any Securities of any series at the time outstanding (other than an Event of Default specified in clause (5) or (6) of Section 6.01) occurs and is continuing, the Trustee by notice to the Issuers and the Subsidiary Guarantors, or the Holders of at least 25% in principal amount of the then outstanding Securities of the series affected by such Event of Default (or, in the case of an Event of Default described in clause (4) of Section 6.01, if outstanding Securities of other series are affected by such Event of Default, then at least 25% in principal amount of the then outstanding Securities so affected) by notice to the Issuers, the Subsidiary Guarantors and the Trustee, may declare the principal of (or, if any such Securities are Original Issue Discount Securities, such portion of the principal amount as may be specified in the terms of that series) and all accrued and unpaid interest on all then outstanding Securities of such series or of all series, as the case may be, to be due and payable.  Upon any such declaration, the amounts due and payable on the Securities shall be due and payable immediately.  If an Event of Default specified in clause (5) or (6) of Section 6.01 hereof occurs, such amounts shall ipso facto become and be immediately due and payable without any declaration, notice or other act on the part of the Trustee or any Holder.  The Holders of a majority in principal amount of the then outstanding Securities of the series affected by such Event of Default or all series so affected, as the case may be, by written notice to the Trustee may rescind an acceleration and its consequences (other than nonpayment of principal of or premium or interest on or any Additional Amounts with respect to the Securities) if (i) the rescission would not conflict with any judgment or decree, (ii) all existing Events of Default with respect to Securities of that series (or of all series, as the case may be) have been cured or waived, except nonpayment of principal, premium, interest or any Additional Amounts that has become due solely because of the acceleration and (iii) the Trustee has been paid any amounts due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.07.

SECTION 6.03                                                   Other Remedies.

If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of principal of, or premium, if any, or interest on the Securities or to enforce the performance of any provision of the Securities or this Indenture.

The Trustee may maintain a proceeding even if it does not possess any of the Securities or does not produce any of them in the proceeding.  A delay or omission by the Trustee or any Holder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default.  All remedies are cumulative to the extent permitted by law.

SECTION 6.04                                                   Waiver of Defaults.

Subject to Sections 6.07 and 9.02, the Holders of a majority in principal amount of the then outstanding Securities of any series or of all series affected thereby (acting as one class) by notice to the Trustee may waive an existing or past Default or Event of Default with respect to such series or all series so affected, as the case may be, and its consequences (including waivers obtained in connection with a tender offer or exchange offer for Securities of such series or all series so affected or a solicitation of consents in respect of Securities of such series or all series so affected, provided that in each case such offer or solicitation is made to all Holders of then outstanding Securities of such series or all series so affected (but the terms of such offer or solicitation may vary from series to series)), except (1) a continuing Default or Event of Default in the payment of the principal of, or premium, if any, or interest on or any Additional Amounts with respect to any Security or (2) a continued Default in respect of a provision that under Section 9.02 cannot be amended or supplemented without the consent of each Holder affected.  Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereon.

SECTION 6.05                                                   Control by Majority.

With respect to Securities of any series, the Holders of a majority in principal amount of the then outstanding Securities of such series may direct in writing the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on it relating to or arising under an Event of Default described in clause (1), (2), (3) or (8) of Section 6.01, and with respect to all Securities, the Holders of a majority in principal amount of all the then outstanding Securities affected may direct in writing the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on it not relating to or arising under such an Event of Default.  However, the Trustee may refuse to follow any direction that conflicts with applicable law or this Indenture, that the Trustee determines may be unduly prejudicial to the rights of other Holders, or that may involve the Trustee in personal liability; provided, however, that the Trustee may take any other action deemed proper by the Trustee that is not inconsistent with such direction.  Prior to taking any action hereunder, the Trustee shall be entitled to indemnification satisfactory to it in its sole discretion from Holders directing the Trustee against all losses and expenses caused by taking or not taking such action.

SECTION 6.06                                                   Limitations on Suits.

Subject to Section 6.07 hereof, a Holder of a Security of any series may pursue a remedy with respect to this Indenture or the Securities of such series or the related Guarantees, if any, only if:

(1)           the Holder gives to the Trustee written notice of a continuing Event of Default with respect to such series;

(2)           the Holders of at least 25% in principal amount of the then outstanding Securities of such series make a written request to the Trustee to pursue the remedy;

(3)           such Holder or Holders offer to the Trustee indemnity satisfactory to the Trustee against any loss, liability or expense;

(4)           the Trustee does not comply with the request within 60 days after receipt of the request and the offer of indemnity; and

(5)           during such 60-day period, the Holders of a majority in principal amount of the Securities of such series do not give the Trustee a direction inconsistent with the request.

A Holder may not use this Indenture to prejudice the rights of another Holder or to obtain a preference or priority over another Holder.

SECTION 6.07                                                   Rights of Holders to Receive Payment.

Notwithstanding any other provision of this Indenture, the right of any Holder of a Security to receive payment of principal of and premium, if any, and interest on and any Additional Amounts with respect to the Security, on or after the respective due dates expressed in the Security, or to bring suit for the enforcement of any such payment on or after such respective dates, is absolute and unconditional and shall not be impaired or affected without the consent of the Holder.

SECTION 6.08                                                   Collection Suit by Trustee.

If an Event of Default specified in clause (1) or (2) of Section 6.01 hereof occurs and is continuing, the Trustee is authorized to recover judgment in its own name and as trustee of an express trust against the Issuers or a Subsidiary Guarantor for the amount of principal, premium (if any), interest and any Additional Amounts remaining unpaid on the Securities of the series affected by the Event of Default, and interest on overdue principal and premium, if any, and, to the extent lawful, interest on overdue interest, and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

SECTION 6.09                                                   Trustee May File Proofs of Claim.

The Trustee is authorized to file such proofs of claim and other papers or documents and to take such actions, including participating as a member, voting or otherwise, of any committee of creditors, as may be necessary or advisable to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and the Holders allowed in any judicial proceedings relative to the Issuers or a Subsidiary Guarantor or their respective creditors or properties and shall be entitled and empowered to collect, receive and distribute any money or other property payable or deliverable on any such claims and any Bankruptcy Custodian in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee, and in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.07. To the extent that the payment of any such compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.07 out of the estate in any such proceeding, shall be denied for any reason, payment of the same shall be secured by a lien on, and shall be paid out of, any and all distributions, dividends, money, securities and other properties which the Holders of the Securities may be entitled to receive in such proceeding whether in liquidation or under any plan of reorganization or arrangement or otherwise.  Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Securities or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

SECTION 6.10                                                   Priorities.

If the Trustee collects any money pursuant to this Article VI, it shall pay out the money in the following order:

First:  to the Trustee for amounts due under Section 7.07;

Second:  to Holders for amounts due and unpaid on the Securities in respect of which or for the benefit of which such money has been collected, for principal, premium (if any), interest and any Additional Amounts ratably, without preference or priority of any kind, according to the amounts due and payable on such Securities for principal, premium (if any), interest and any Additional Amounts, respectively; and

Third:  to the Issuers.

The Trustee, upon prior written notice to the Issuers, may fix record dates and payment dates for any payment to Holders pursuant to this Article VI.

To the fullest extent allowed under applicable law, if for the purpose of obtaining a judgment against the Issuers or a Subsidiary Guarantor in any court it is necessary to convert the sum due in respect of the principal of, premium (if any) or interest on or Additional Amounts with respect to the Securities of any series (the “Required Currency”) into a currency in which a judgment will be rendered (the “Judgment Currency”), the rate of exchange used for purposes of rendering the judgment shall be the rate at which in accordance with normal banking procedures the Trustee could purchase in The City of New York the Required Currency with the Judgment Currency on the Business Day in The City of New York next preceding that on which final judgment is given.  None of the Issuers, any Subsidiary Guarantor or the Trustee shall be liable for any shortfall nor shall it benefit from any windfall in payments to Holders of Securities under this Section 6.10 caused by a change in exchange rates between the time the amount of a judgment against it is calculated as above and the time the Trustee converts the Judgment Currency into the Required Currency to make payments under this Section 6.10 to Holders of Securities, but payment of such judgment shall discharge all amounts owed by the Issuers and the Subsidiary Guarantors on the claim or claims underlying such judgment.

SECTION 6.11                                                   Undertaking for Costs.

In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as a trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys’ fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant.  This Section 6.11 does not apply to a suit by the Trustee, a suit by a Holder pursuant to Section 6.07, or a suit by a Holder or Holders of more than 10% in principal amount of the then outstanding Securities of any series.

ARTICLE VII
TRUSTEE

SECTION 7.01                                                   Duties of Trustee.

(a)           If an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in such exercise, as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs.

(b)           Except during the continuance of an Event of Default with respect to the Securities of any series:

(1)           the Trustee need perform only those duties that are specifically set forth in this Indenture and no others, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

(2)           in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture.  However, the Trustee shall examine such certificates and opinions to determine whether, on their face, they appear to conform to the requirements of this Indenture.

(c)           The Trustee may not be relieved from liabilities for its own negligent action, its own negligent failure to act or its own willful misconduct, except that:

(1)           this paragraph does not limit the effect of Section 7.01(b);

(2)           the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

(3)           the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.05.

(d)           Whether or not therein expressly so provided, every provision of this Indenture that in any way relates to the Trustee is subject to the provisions of this Section 7.01.

(e)           No provision of this Indenture shall require the Trustee to expend or risk its own funds or incur any liability.  The Trustee may refuse to perform any duty or exercise any right or power unless it receives indemnity satisfactory to it against any loss, liability or expense.

(f)            The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Issuers and the Subsidiary Guarantors.  Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.  All money received by the Trustee shall, until applied as herein provided, be held in trust for the payment of the principal of, premium (if any) and interest on and Additional Amounts with respect to the Securities.

SECTION 7.02                                                   Rights of Trustee.

(a)           The Trustee may conclusively rely on any document believed by it to be genuine and to have been signed or presented by the proper Person.  The Trustee need not investigate any fact or matter stated in the document.

(b)           Before the Trustee acts or refrains from acting, it may require instruction, an Officers’ Certificate or an Opinion of Counsel or both to be provided.  The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such instruction, Officers’ Certificate or Opinion of Counsel.  The Trustee may consult at the Issuers’ expense with counsel of its selection and the advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.

(c)           The Trustee may act through agents and shall not be responsible for the misconduct or negligence of any agent appointed with due care.

(d)           The Trustee shall not be liable for any action it takes or omits to take in good faith which it believes to be authorized or within its rights or powers conferred upon it by this Indenture.

(e)           Unless otherwise specifically provided in this Indenture, any demand, request, direction or notice from the Issuers or any Subsidiary Guarantor shall be sufficient if signed by an Officer of each Issuer or such Subsidiary Guarantor, as the case may be.

(f)            The Trustee shall not be charged with knowledge of any Default or Event of Default with respect to the Securities, unless either (1) a Responsible Officer shall have actual knowledge of such Default or Event of Default or (2) written notice of such Default or Event of Default shall have been given to the Trustee by the Issuers, any Subsidiary Guarantor or by any Holder of the Securities, and such notice references the Securities and this Indenture.

(g)           The permissive rights of the Trustee enumerated herein shall not be construed as duties.

SECTION 7.03                                                   May Hold Securities.

The Trustee in its individual or any other capacity may become the owner or pledgee of Securities and may otherwise deal with the Issuers, any Subsidiary Guarantor or any of their respective Affiliates with the same rights it would have if it were not Trustee. Any Agent may do the same with like rights and duties.  However, the Trustee is subject to Sections 7.10 and 7.11.

SECTION 7.04                                                   Trustee’s Disclaimer.

The Trustee makes no representation as to the validity or adequacy of this Indenture or the Securities, it shall not be accountable for the Issuers’ use of the proceeds from the Securities or any money paid to the Issuers or any Subsidiary Guarantor or upon the Issuers’ or such Subsidiary Guarantor’s direction under any provision hereof, it shall not be responsible for the use or application of any money received by any Paying Agent other than the Trustee and it shall not be responsible for any statement or recital herein or any statement in the Securities other than its certificate of authentication.

SECTION 7.05                                                   Notice of Defaults.

If a Default or Event of Default with respect to the Securities of any series occurs and is continuing and it is known to the Trustee, the Trustee shall mail to Holders of Securities of such series a notice of the Default or Event of Default within 90 days after it occurs.  Except in the case of a Default or Event of Default in payment of principal of, premium (if any) and interest on and Additional Amounts or any sinking fund installment with respect to the Securities of such series, the Trustee may withhold the notice if and so long as a committee of its Responsible Officers in good faith determines that withholding the notice is in the interests of Holders of Securities of such series.

SECTION 7.06                                                   Reports by Trustee to Holders.

Within 60 days after each June 15 of each year after the execution of this Indenture, the Trustee shall mail to Holders of a series, the Subsidiary Guarantors and the Issuers a brief report dated as of such reporting date that complies with TIA § 313(a); provided, however, that if no event described in TIA § 313(a) has occurred within the twelve months preceding the reporting date with respect to a series, no report need be transmitted to Holders of such series.  The Trustee also shall comply with TIA § 313(b).  The Trustee shall also transmit by mail all reports if and as required by TIA §§ 313(c) and 313(d).

A copy of each report at the time of its mailing to Holders of a series of Securities shall be filed by the Issuers or a Subsidiary Guarantor with the SEC and each securities exchange, if any, on which the Securities of such series are listed. The Issuers shall notify the Trustee if and when any series of Securities is listed on any securities exchange.

SECTION 7.07                                                   Compensation and Indemnity.

The Issuers agree to pay to the Trustee for its acceptance of this Indenture and services hereunder such compensation as the Issuers and the Trustee shall from time to time agree in writing. The Trustee’s compensation shall not be limited by any law on compensation of a trustee of an express trust.  The Issuers agree to reimburse the Trustee upon request for all reasonable disbursements, advances and expenses incurred by it.  Such expenses shall include the reasonable compensation, disbursements and expenses of the Trustee’s agents and counsel.

The Issuers hereby indemnify the Trustee and any predecessor Trustee against any and all loss, liability, damage, claim or expense, including taxes (other than taxes based upon, measured by or determined by the income of the Trustee), incurred by it arising out of or in connection with the acceptance or administration of its duties under this Indenture, except as set forth in the next following paragraph.  The Trustee shall notify the Issuers and the Subsidiary Guarantors promptly of any claim for which it may seek indemnity.  The Issuers shall defend the claim and the Trustee shall cooperate in the defense.  The Trustee may have separate counsel and the Issuers shall pay the reasonable fees and expenses of such counsel.  The Issuers need not pay for any settlement made without its consent.

The Issuers shall not be obligated to reimburse any expense or indemnify against any loss or liability incurred by the Trustee through the Trustee’s negligence, willful misconduct or bad faith.

To secure the payment obligations of the Issuers in this Section 7.07, the Trustee shall have a lien prior to the Securities on all money or property held or collected by the Trustee, except that held in trust to pay principal of, premium (if any) and interest on and any Additional Amounts with respect to Securities of any series.  Such lien and the Issuers’ obligations under this Section 7.07 shall survive the resignation or removal of the Trustee and the satisfaction and discharge of this Indenture.

When the Trustee incurs expenses or renders services after an Event of Default specified in Section 6.01(5) or (6) occurs, the expenses and the compensation for the services are intended to constitute expenses of administration under any Bankruptcy Law.

SECTION 7.08                                                   Replacement of Trustee.

A resignation or removal of the Trustee and appointment of a successor Trustee shall become effective only upon the successor Trustee’s acceptance of appointment as provided in this Section 7.08.

The Trustee may resign and be discharged at any time with respect to the Securities of one or more series by so notifying the Issuers and the Subsidiary Guarantors.  The Holders of a majority in principal amount of the then outstanding Securities of any series may remove the Trustee with respect to the Securities of such series by so notifying the Trustee, the Issuers and the Subsidiary Guarantors.  The Issuers may remove the Trustee if:

(1)           the Trustee fails to comply with Section 7.10;

(2)           the Trustee is adjudged a bankrupt or an insolvent or an order for relief is entered with respect to the Trustee under any Bankruptcy Law;

(3)           a Bankruptcy Custodian or public officer takes charge of the Trustee or its property; or

(4)           the Trustee otherwise becomes incapable of acting.

If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, with respect to the Securities of one or more series, the Issuers shall promptly appoint a successor Trustee or Trustees with respect to the Securities of that or those series (it being understood that any such successor Trustee may be appointed with respect to the Securities of one or more or all of such series and that at any time there shall be only one Trustee with respect to the Securities of any particular series).  Within one year after the successor Trustee with respect to the Securities of any series takes office, the Holders of a majority in principal amount of the Securities of such series then outstanding may appoint a successor Trustee to replace the successor Trustee appointed by the Issuers.

If a successor Trustee with respect to the Securities of any series does not take office within 30 days after the retiring or removed Trustee resigns or is removed, the retiring or removed Trustee (at the expense of the Issuers), the Issuers, any Subsidiary Guarantor or the Holders of at least 10% in principal amount of the then outstanding Securities of such series may petition any court of competent jurisdiction for the appointment of a successor Trustee with respect to the Securities of such series.

If the Trustee with respect to the Securities of a series fails to comply with Section 7.10, any Holder of Securities of such series may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee with respect to the Securities of such series.

In case of the appointment of a successor Trustee with respect to all Securities, each such successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee, to the Issuers and to the Subsidiary Guarantors.  Thereupon the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the retiring Trustee under this Indenture.  The successor Trustee shall mail a notice of its succession to Holders.  The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee, subject to the lien provided for in Section 7.07.

In case of the appointment of a successor Trustee with respect to the Securities of one or more (but not all) series, the Issuers, the Subsidiary Guarantors, the retiring Trustee and each successor Trustee with respect to the Securities of one or more (but not all) series shall execute and deliver an indenture supplemental hereto in which each successor Trustee shall accept such appointment and that (1) shall confer to each successor Trustee all the rights, powers and duties of the retiring Trustee with respect to the Securities of that or those series to which the appointment of such successor Trustee relates, (2) if the retiring Trustee is not retiring with respect to all Securities, shall confirm that all the rights, powers and duties of the retiring Trustee with respect to the Securities of that or those series as to which the retiring Trustee is not retiring shall continue to be vested in the retiring Trustee and (3) shall add to or change any of the provisions of this Indenture as shall be necessary to provide for or facilitate the administration of the trusts hereunder by more than one Trustee.  Nothing herein or in such supplemental indenture shall constitute such Trustees as co-trustees of the same trust, and each such Trustee shall be trustee of a trust or trusts hereunder separate and apart from any trust or trusts hereunder administered by any other such Trustee.  Upon the execution and delivery of such supplemental indenture, the resignation or removal of the retiring Trustee shall become effective to the extent provided therein and each such successor Trustee shall have all the rights, powers and duties of the retiring Trustee with respect to the Securities of that or those series to which the appointment of such successor Trustee relates.  On request of the Issuers or any successor Trustee, such retiring Trustee shall transfer to such successor Trustee all property held by such retiring Trustee as Trustee with respect to the Securities of that or those series to which the appointment of such successor Trustee relates.  Such retiring Trustee shall, however, have the right to deduct its unpaid fees and expenses, including attorneys’ fees.

Notwithstanding replacement of the Trustee or Trustees pursuant to this Section 7.08, the obligations of the Issuers under Section 7.07 shall continue for the benefit of the retiring Trustee or Trustees.

SECTION 7.09                                                   Successor Trustee by Merger, etc.

Subject to Section 7.10, if the Trustee consolidates, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation, the successor corporation without any further act shall be the successor Trustee; provided, however, that in the case of a transfer of all or substantially all of its corporate trust business to another corporation, the transferee corporation expressly assumes all of the Trustee’s liabilities hereunder.

In case any Securities shall have been authenticated, but not delivered, by the Trustee then in office, any successor by merger, conversion or consolidation to such authenticating Trustee may adopt such authentication and deliver the Securities so authenticated; and in case at that time any of the Securities shall not have been authenticated, any successor to the Trustee may authenticate such Securities either in the name of any predecessor hereunder or in the name of the successor to the Trustee; and in all such cases such certificates shall have the full force which it is anywhere in the Securities or in this Indenture provided that the certificate of the Trustee shall have.

SECTION 7.10                                                   Eligibility; Disqualification.

There shall at all times be a Trustee hereunder which shall be a corporation or banking association organized and doing business under the laws of the United States, any State thereof or the District of Columbia and authorized under such laws to exercise corporate trust power, shall be subject to supervision or examination by federal or state (or the District of Columbia) authority and shall have, or be a subsidiary of a bank or bank holding company having, a combined capital and surplus of at least $50 million as set forth in its most recent published annual report of condition.

The Indenture shall always have a Trustee who satisfies the requirements of TIA §§ 310(a)(1), 310(a)(2) and 310(a)(5).  The Trustee is subject to and shall comply with the provisions of TIA § 310(b) during the period of time required by this Indenture. Nothing in this Indenture shall prevent the Trustee from filing with the SEC the application referred to in the penultimate paragraph of TIA § 310(b).

SECTION 7.11                                                   Preferential Collection of Claims Against the Issuers or a Subsidiary Guarantor.

The Trustee is subject to and shall comply with the provisions of TIA § 311(a), excluding any creditor relationship listed in TIA § 311(b).  A Trustee who has resigned or has been removed shall be subject to TIA § 311(a) to the extent indicated therein.

ARTICLE VIII
DISCHARGE OF INDENTURE

SECTION 8.01                                                   Termination of the Issuers’ and the Subsidiary Guarantors’ Obligations.

(a)           This Indenture shall cease to be of further effect with respect to the Securities of a series (except that the Issuers’ obligations under Section 7.07, the Trustee’s and Paying Agent’s obligations under Section 8.03 and the rights, powers, protections and privileges accorded the Trustee under Article VII shall survive), and the Trustee, on demand of the Issuers, shall execute proper instruments acknowledging the satisfaction and discharge of this Indenture with respect to the Securities of such series, when:

(1)           either:

(A)          all outstanding Securities of such series theretofore authenticated and issued (other than destroyed, lost or stolen Securities that have been replaced or paid) have been delivered to the Trustee for cancellation; or
(B)           all outstanding Securities of such series not theretofore delivered to the Trustee for cancellation:
(i)                                     have become due and payable, or

(ii)                                  will become due and payable at their Stated Maturity within one year, or
(iii)                               are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Issuers, and, in the case of clause (i), (ii) or (iii) above, the Issuers or a Subsidiary Guarantor has irrevocably deposited or caused to be deposited with the Trustee as funds (immediately available to the Holders in the case of clause (i)) in trust for such purpose (x) cash in an amount, or (y) Government Obligations with respect to such series, maturing as to principal and interest at such times and in such amounts as will ensure the availability of cash in an amount or (z) a combination thereof, which will be sufficient, in the opinion (in the case of clauses (y) and (z)) of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, to pay and discharge the entire indebtedness on the Securities of such series for principal and interest to the date of such deposit (in the case of Securities which have become due and payable) or for principal, premium, if any, and interest to the Stated Maturity or Redemption Date, as the case may be; or

(C)           the Issuers and the Subsidiary Guarantors have properly fulfilled such other means of satisfaction and discharge as is specified, as contemplated by Section 2.01, to be applicable to the Securities of such series;

(2)           the Issuers or a Subsidiary Guarantor has paid or caused to be paid all other sums payable by them hereunder with respect to the Securities of such series; and

(3)           each of the Issuers has delivered to the Trustee an Officers’ Certificate stating that all conditions precedent to satisfaction and discharge of this Indenture with respect to the Securities of such series have been complied with, together with an Opinion of Counsel to the same effect.

(b)           Unless this Section 8.01(b) is specified as not being applicable to Securities of a series as contemplated by Section 2.01, the Issuers may, at their option, terminate certain of their and the Subsidiary Guarantors’ respective obligations under this Indenture (“covenant defeasance”) with respect to the Securities of a series if:

(1)           the Issuers or a Subsidiary Guarantor has irrevocably deposited or caused to be irrevocably deposited with the Trustee as trust funds in trust for the purpose of making the following payments, specifically pledged as security for and dedicated solely to the benefit of the Holders of Securities of such series, (i) money in the currency in which payment of the Securities of such series is to be made in an amount, or (ii) Government Obligations with respect to such series, maturing as to principal and interest at such times and in such amounts as will ensure the availability of money in the currency in which payment of the Securities of such series is to be made in an amount or

(iii) a combination thereof, that is sufficient, in the opinion (in the case of clauses (ii) and (iii)) of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, to pay the principal of and premium (if any) and interest on all Securities of such series on each date that such principal, premium (if any) or interest is due and payable and (at the Stated Maturity thereof or upon redemption as provided in Section 8.01(e)) to pay all other sums payable by it hereunder; provided that the Trustee shall have been irrevocably instructed to apply such money and/or the proceeds of such Government Obligations to the payment of said principal, premium (if any) and interest with respect to the Securities of such series as the same shall become due;

(2)           each of the Issuers has delivered to the Trustee an Officers’ Certificate stating that all conditions precedent to satisfaction and discharge of this Indenture with respect to the Securities of such series have been complied with, and an Opinion of Counsel to the same effect;

(3)           no Default or Event of Default with respect to the Securities of such series shall have occurred and be continuing on the date of such deposit;

(4)           the Issuers shall have delivered to the Trustee an Opinion of Counsel from a nationally recognized counsel acceptable to the Trustee or a private letter ruling issued by the United States Internal Revenue Service to the effect that the Holders will not recognize income, gain or loss for United States Federal income tax purposes as a result of the Issuers’ exercise of their option under this Section 8.01(b) and will be subject to United States Federal income tax on the same amount and in the same manner and at the same times as would have been the case if such option had not been exercised;

(5)           the Issuers and the Subsidiary Guarantors have complied with any additional conditions specified pursuant to Section 2.01 to be applicable to the discharge of Securities of such series pursuant to this Section 8.01; and

(6)           such deposit and discharge shall not cause the Trustee to have a conflicting interest as defined in TIA § 310(b).

In such event, this Indenture shall cease to be of further effect (except as set forth in this paragraph), and the Trustee, on demand of the Issuers, shall execute proper instruments acknowledging satisfaction and discharge under this Indenture.  However, the Issuers’ and the Subsidiary Guarantors’ respective obligations in Sections 2.05, 2.06, 2.07, 2.08, 2.09, 4.01, 4.02, 7.07, 7.08, 8.04 and 10.01, the Trustee’s and Paying Agent’s obligations in Section 8.03 and the rights, powers, protections and privileges accorded the Trustee under Article VII shall survive until all Securities of such series are no longer outstanding.  Thereafter, only the Issuers’ obligations in Section 7.07 and the Trustee’s and Paying Agent’s obligations in Section 8.03 shall survive with respect to Securities of such series.

After such irrevocable deposit made pursuant to this Section 8.01(b) and satisfaction of the other conditions set forth herein, the Trustee upon request shall acknowledge in writing the discharge of the Issuers’ and the Subsidiary Guarantors’ obligations under this

Indenture with respect to the Securities of such series except for those surviving obligations specified above.

In order to have money available on a payment date to pay principal of or premium (if any) or interest on the Securities, the Government Obligations shall be payable as to principal or interest on or before such payment date in such amounts as will provide the necessary money.  Government Obligations shall not be callable at the issuer’s option.

(c)           If the Issuers and the Subsidiary Guarantors have previously complied or are concurrently complying with Section 8.01(b) (other than any additional conditions specified pursuant to Section 2.01 that are expressly applicable only to covenant defeasance) with respect to Securities of a series, then, unless this Section 8.01(c) is specified as not being applicable to Securities of such series as contemplated by Section 2.01, the Issuers may elect that their and the Subsidiary Guarantors’ respective obligations to make payments with respect to Securities of such series be discharged (“legal defeasance”), if:

(1)           no Default or Event of Default under clauses (5) and (6) of Section 6.01 hereof shall have occurred at any time during the period ending on the 91st day after the date of deposit contemplated by Section 8.01(b) (it being understood that this condition shall not be deemed satisfied until the expiration of such period);

(2)           unless otherwise specified with respect to Securities of such series as contemplated by Section 2.01, the Issuers have delivered to the Trustee an Opinion of Counsel from a nationally recognized counsel acceptable to the Trustee to the effect referred to in Section 8.01(b)(4) with respect to such legal defeasance, which opinion is based on (i) a private letter ruling issued by the United States Internal Revenue Service addressed to the Issuers, (ii) a published ruling of the Internal Revenue Service pertaining to a comparable form of transaction or (iii) a change in the applicable federal income tax law (including regulations) after the date of this Indenture;

(3)           the Issuers and the Subsidiary Guarantors have complied with any other conditions specified pursuant to Section 2.01 to be applicable to the legal defeasance of Securities of such series pursuant to this Section 8.01(c); and

(4)           the Issuers have delivered to the Trustee an Issuer Order requesting such legal defeasance of the Securities of such series and an Officers’ Certificate stating that all conditions precedent with respect to such legal defeasance of the Securities of such series have been complied with, together with an Opinion of Counsel to the same effect.

In such event, the Issuers and the Subsidiary Guarantors will be discharged from their respective obligations under this Indenture and the Securities of such series to pay principal of, premium (if any) and interest on, and any Additional Amounts with respect to, Securities of such series, the Issuers’ and the Subsidiary Guarantors’ respective obligations under Sections 4.01, 4.02 and 10.01 shall terminate with respect to such Securities, and the entire indebtedness of the Issuers evidenced by such Securities and of the Subsidiary Guarantors evidenced by the related Guarantees, if any, shall be deemed paid and discharged.

(d)           If and to the extent additional or alternative means of satisfaction, discharge or defeasance of Securities of a series are specified to be applicable to such series as contemplated by Section 2.01, each of the Issuers and the Subsidiary Guarantors may terminate any or all of its obligations under this Indenture with respect to Securities of a series and any or all of its obligations under the Securities of such series if it fulfills such other means of satisfaction and discharge as may be so specified, as contemplated by Section 2.01, to be applicable to the Securities of such series.

(e)           If Securities of any series subject to subsection (a), (b), (c) or (d) of this Section 8.01 are to be redeemed prior to their Stated Maturity, whether pursuant to any optional redemption provisions or in accordance with any mandatory or optional sinking fund provisions, the terms of the applicable trust arrangement shall provide for such redemption, and the Issuers shall make such arrangements as are reasonably satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Issuers.

SECTION 8.02                                                   Application of Trust Money.

The Trustee or a trustee satisfactory to the Trustee and the Issuers shall hold in trust money or Government Obligations deposited with it pursuant to Section 8.01 hereof.  It shall apply the deposited money and the money from Government Obligations through the Paying Agent and in accordance with this Indenture to the payment of principal of, premium (if any) and interest on and any Additional Amounts with respect to the Securities of the series with respect to which the deposit was made.

SECTION 8.03                                                   Repayment to Issuers or Subsidiary Guarantor.

The Trustee and the Paying Agent shall promptly pay to the Issuers or any Subsidiary Guarantor any excess money or Government Obligations (or proceeds therefrom) held by them at any time upon the written request of the Issuers.

Subject to the requirements of any applicable abandoned property laws, the Trustee and the Paying Agent shall pay to the Issuers upon written request any money held by them for the payment of principal, premium (if any), interest or any Additional Amounts that remain unclaimed for two years after the date upon which such payment shall have become due.  After payment to the Issuers, Holders entitled to the money must look to the Issuers for payment as general creditors unless an applicable abandoned property law designates another Person, and all liability of the Trustee and the Paying Agent with respect to such money shall cease.

SECTION 8.04                 Reinstatement.

If the Trustee or the Paying Agent is unable to apply any money or Government Obligations deposited with respect to Securities of any series in accordance with Section 8.01 by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the obligations of the Issuers and the Subsidiary Guarantors under this Indenture with respect to the Securities of such series and under the Securities of such series shall be revived and reinstated as though no deposit had occurred pursuant to Section 8.01 until such time as the Trustee or the Paying Agent is permitted to apply all such money or Government Obligations in accordance with Section 8.01; provided, however, that if the Issuers or any Subsidiary Guarantor has made any payment of principal of, premium (if any) or interest on or any Additional Amounts with respect to any Securities because of the reinstatement of their obligations, the Issuers or such Subsidiary Guarantor, as the case may be, shall be subrogated to the rights of the Holders of such Securities to receive such payment from the money or Government Obligations held by the Trustee or the Paying Agent.

ARTICLE IX
SUPPLEMENTAL INDENTURES AND AMENDMENTS

SECTION 9.01                                                   Without Consent of Holders.

The Issuers, the Subsidiary Guarantors and the Trustee may amend or supplement this Indenture or the Securities or waive any provision hereof or thereof without the consent of any Holder:

(1)           to cure any ambiguity, omission, defect or inconsistency;

(2)           to comply with Section 5.01;

(3)           to provide for uncertificated Securities in addition to or in place of certificated Securities, or to provide for the issuance of bearer Securities (with or without coupons);

(4)           to provide any security for, or to add any guarantees of or additional obligors on, any series of Securities or the related Guarantees, if any;

(5)           to comply with any requirement in order to effect or maintain the qualification of this Indenture under the TIA;

(6)           to add to the covenants of the Issuers or any Subsidiary Guarantor for the benefit of the Holders of all or any series of Securities (and if such covenants are to be for the benefit of less than all series of Securities, stating that such covenants are expressly being included solely for the benefit of such series), or to surrender any right or power herein conferred upon the Issuers or any Subsidiary Guarantor;

(7)           to add any additional Events of Default with respect to all or any series of the Securities (and, if any such Event of Default is applicable to less than all series of Securities, specifying the series to which such Event of Default is applicable);

(8)           to change or eliminate any of the provisions of this Indenture; provided that any such change or elimination shall become effective only when there is no outstanding Security of any series created prior to the execution of such amendment or supplemental indenture that is adversely affected in any material respect by such change in or elimination of such provision;

(9)           to establish the form or terms of Securities of any series as permitted by Section 2.01;

(10)         to supplement any of the provisions of this Indenture to such extent as shall be necessary to permit or facilitate the defeasance and discharge of any series of Securities pursuant to Section 8.01; provided, however, that any such action shall not adversely affect the interest of the Holders of Securities of such series or any other series of Securities in any material respect; or

(11)         to evidence and provide for the acceptance of appointment hereunder by a successor Trustee with respect to the Securities of one or more series and to add to or change any of the provisions of this Indenture as shall be necessary to provide for or facilitate the administration of the trusts hereunder by more than one Trustee, pursuant to the requirements of Section 7.08.

Upon the request of the Issuers, accompanied by a Board Resolution, and upon receipt by the Trustee of the documents described in Section 9.06, the Trustee shall, subject to Section 9.06, join with the Issuers and the Subsidiary Guarantors in the execution of any supplemental indenture authorized or permitted by the terms of this Indenture and make any further appropriate agreements and stipulations that may be therein contained.

SECTION 9.02                                                   With Consent of Holders.

Except as provided below in this Section 9.02, the Issuers, the Subsidiary Guarantors and the Trustee may amend or supplement this Indenture with the written consent (including consents obtained in connection with a tender offer or exchange offer for Securities of any one or more series or all series or a solicitation of consents in respect of Securities of any one or more series or all series, provided that in each case such offer or solicitation is made to all Holders of then outstanding Securities of each such series (but the terms of such offer or solicitation may vary from series to series)) of the Holders of at least a majority in principal amount of the then outstanding Securities of all series affected by such amendment or supplement (acting as one class).

Upon the request of the Issuers, accompanied by a Board Resolution, and upon the filing with the Trustee of evidence of the consent of the Holders as aforesaid, and upon receipt by the Trustee of the documents described in Section 9.06, the Trustee shall, subject to Section 9.06, join with the Issuers and the Subsidiary Guarantors in the execution of such amendment or supplemental indenture.

It shall not be necessary for the consent of the Holders under this Section 9.02 to approve the particular form of any proposed amendment, supplement or waiver, but it shall be sufficient if such consent approves the substance thereof.

The Holders of a majority in principal amount of the then outstanding Securities of one or more series or of all series (acting as one class) may waive compliance in a particular instance by the Issuers or any Subsidiary Guarantor with any provision of this Indenture with respect to Securities of such series (including waivers obtained in connection with a tender offer or exchange offer for Securities of such series or a solicitation of consents in respect of Securities of such series, provided that in each case such offer or solicitation is made to all Holders of then outstanding Securities of such series (but the terms of such offer or solicitation may vary from series to series)).

However, without the consent of each Holder affected, an amendment, supplement or waiver under this Section 9.02 may not:

(1)           reduce the amount of Securities whose Holders must consent to an amendment, supplement or waiver;

(2)           reduce the rate of or change the time for payment of interest, including default interest, on any Security;

(3)           reduce the principal of, any premium on or any mandatory sinking fund payment with respect to, or change the Stated Maturity of, any Security or reduce the amount of the principal of an Original Issue Discount Security that would be due and payable upon a declaration of acceleration of the Maturity thereof pursuant to Section 6.02;

(4)           reduce the premium, if any, payable upon the redemption of any Security or change the time at which any Security may or shall be redeemed;

(5)           change any obligation of the Issuers or any Subsidiary Guarantor to pay Additional Amounts with respect to any Security;

(6)           change the coin or currency or currencies (including composite currencies) in which any Security or any premium, interest or Additional Amounts with respect thereto are payable;

(7)           impair the right to institute suit for the enforcement of any payment of principal of, premium (if any) or interest on or any Additional Amounts with respect to any Security pursuant to Sections 6.07 and 6.08, except as limited by Section 6.06;

(8)           make any change in the percentage of principal amount of Securities necessary to waive compliance with certain provisions of this Indenture pursuant to Section 6.04 or 6.07 or make any change in this sentence of Section 9.02;

(9)           modify the provisions of this Indenture with respect to the subordination of any Security and any related Guarantees in a manner materially adverse to the Holders;

(10)         waive a continuing Default or Event of Default in the payment of principal of, premium (if any) or interest on or Additional Amounts with respect to the Securities; or

(11)         except as provided in Section 10.04, release any Subsidiary Guarantor or modify the related Guarantee in any manner materially adverse to the Holders.

A supplemental indenture that changes or eliminates any covenant or other provision of this Indenture which has expressly been included solely for the benefit of one or more particular series of Securities, or which modifies the rights of the Holders of Securities of such series with respect to such covenant or other provision, shall be deemed not to affect the rights under this Indenture of the Holders of Securities of any other series.

The right of any Holder to participate in any consent required or sought pursuant to any provision of this Indenture (and the obligation of the Issuers or any Subsidiary Guarantor to obtain any such consent otherwise required from such Holder) may be subject to the requirement that such Holder shall have been the Holder of record of any Securities with respect to which such consent is required or sought as of a date identified by the Issuers or such Subsidiary Guarantor in a notice furnished to Holders in accordance with the terms of this Indenture.

After an amendment, supplement or waiver under this Section 9.02 becomes effective, the Issuers shall mail to the Holders of each Security affected thereby a notice briefly describing the amendment, supplement or waiver.  Any failure of the Issuers to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such amendment, supplement or waiver.

SECTION 9.03                                                   Compliance with the Trust Indenture Act.

Every amendment or supplement to this Indenture or the Securities shall comply in form and substance with the TIA as then in effect.

SECTION 9.04                                                   Revocation and Effect of Consents.

Until an amendment, supplement or waiver becomes effective, a consent to it by a Holder is a continuing consent by the Holder and every subsequent Holder of a Security or portion of a Security that evidences the same debt as the consenting Holder’s Security, even if notation of the consent is not made on any Security.  However, any such Holder or subsequent Holder may revoke the consent as to his or her Security or portion of a Security if the Trustee receives written notice of revocation before a date and time therefor identified by the Issuers or any Subsidiary Guarantor in a notice furnished to such Holder in accordance with the terms of this Indenture or, if no such date and time shall be identified, the date the amendment, supplement or waiver becomes effective.  An amendment, supplement or waiver becomes effective in accordance with its terms and thereafter binds every Holder.

The Issuers or any Subsidiary Guarantor may, but shall not be obligated to, fix a record date (which need not comply with TIA § 316(c)) for the purpose of determining the Holders entitled to consent to any amendment, supplement or waiver or to take any other action under this Indenture.  If a record date is fixed, then notwithstanding the provisions of the immediately preceding paragraph, those Persons who were Holders at such record date (or their duly designated proxies), and only those Persons, shall be entitled to consent to such amendment, supplement or waiver or to revoke any consent previously given, whether or not such Persons continue to be Holders after such record date.  No consent shall be valid or effective for more than 90 days after such record date unless consents from Holders of the principal amount of Securities required hereunder for such amendment or waiver to be effective shall have also been given and not revoked within such 90-day period.

After an amendment, supplement or waiver becomes effective, it shall bind every Holder, unless it is of the type described in any of clauses (1) through (9) of Section 9.02 hereof.  In such case, the amendment, supplement or waiver shall bind each Holder who has consented to it and every subsequent Holder that evidences the same debt as the consenting Holder’s Security.

SECTION 9.05                                                   Notation on or Exchange of Securities.

If an amendment or supplement changes the terms of an outstanding Security, the Issuers may require the Holder of the Security to deliver it to the Trustee.  The Trustee may place an appropriate notation on the Security at the request of the Issuers regarding the changed terms and return it to the Holder.  Alternatively, if the Issuers so determines, the Issuers in exchange for the Security shall issue, each Subsidiary Guarantor with respect to such series shall execute the Notation of Guarantee relating to such Security, if any, and the Trustee shall authenticate a new Security that reflects the changed terms.  Failure to make the appropriate notation or to issue a new Security shall not affect the validity of such amendment or supplement.

Securities of any series authenticated and delivered after the execution of any amendment or supplement may, and shall if required by the Trustee, bear a notation in form approved by the Trustee as to any matter provided for in such amendment or supplement.

SECTION 9.06                                                   Trustee to Sign Amendments, etc.

The Trustee shall sign any amendment or supplement authorized pursuant to this Article if the amendment or supplement does not adversely affect the rights, duties, liabilities or immunities of the Trustee.  If it does, the Trustee may, but need not, sign it.  In signing or refusing to sign such amendment or supplement, the Trustee shall be entitled to receive, in addition to the documents required by Section 11.04, and, subject to Section 7.01 hereof, shall be fully protected in relying upon, an Opinion of Counsel provided at the expense of the Issuers or a Subsidiary Guarantor to the effect that such amendment or supplement is authorized or permitted by this Indenture.

ARTICLE X
GUARANTEE

SECTION 10.01	Guarantee.

(a)      Notwithstanding any provision of this Article X to the contrary, the provisions of this Article X relating to the Subsidiary Guarantors shall be applicable only to, and inure solely to the benefit of, the Securities of any series designated, pursuant to Section 2.01, as entitled to the benefits of the related Guarantee of each of the Subsidiary Guarantors.

(b)     For value received, each of the Subsidiary Guarantors hereby fully, unconditionally and absolutely guarantees (each, a “Guarantee”) to the Holders and to the Trustee the due and punctual payment of the principal of, and premium, if any, and interest on the Securities and all other amounts due and payable under this Indenture and the Securities by the Issuers, when and as such principal, premium, if any, and interest shall become due and payable, whether at the Stated Maturity or by declaration of acceleration, call for redemption or otherwise, according to the terms of the Securities and this Indenture, subject to the limitations set forth in Section 10.03.

(c)           Failing payment when due of any amount guaranteed pursuant to the related Guarantee, for whatever reason, each of the Subsidiary Guarantors will be jointly and severally obligated to pay the same immediately.  Each of the Guarantees hereunder is intended to be a general, unsecured, unsubordinated obligation of the related Subsidiary Guarantor and will rank pari passu in right of payment with all Debt of such Subsidiary Guarantor that is not, by its terms, expressly subordinated in right of payment to such Guarantee.  Each of the Subsidiary Guarantors hereby agrees that its obligations hereunder shall be full, unconditional and absolute, irrespective of the validity, regularity or enforceability of the Securities, its Guarantee, the Guarantee of any other Subsidiary Guarantor or this Indenture, the absence of any action to enforce the same, any waiver or consent by any Holder of the Securities with respect to any provisions hereof or thereof, the recovery of any judgment against the Issuers or any Subsidiary Guarantor, or any action to enforce the same or any other circumstances which might otherwise constitute a legal or equitable discharge or defense of the Subsidiary Guarantors.  Each of the Subsidiary Guarantors hereby agrees that in the event of a default in payment of the principal of, or premium, if any, or interest on the Securities of such series, whether at the Stated Maturity or by declaration of acceleration, call for redemption or otherwise, legal proceedings may be instituted by the Trustee on behalf of the Holders or, subject to Section 6.06, by the Holders, on the terms and conditions set forth in this Indenture, directly against such Subsidiary Guarantor to enforce such Guarantee without first proceeding against the Issuers or any other Subsidiary Guarantor.

(d)           The obligations of each of the Subsidiary Guarantors under this Article X shall be as aforesaid full, unconditional and absolute and shall not be impaired, modified, released or limited by any occurrence or condition whatsoever, including, without limitation, (i) any compromise, settlement, release, waiver, renewal, extension, indulgence or modification of, or any change in, any of the obligations and liabilities of the Issuers or any of the Subsidiary Guarantors contained in the Securities or this Indenture, (ii) any impairment, modification, release or limitation of the liability of the Issuers, any of the Subsidiary Guarantors or any of their estates in bankruptcy, or any remedy for the enforcement thereof, resulting from the operation of any present or future provision of any applicable Bankruptcy Law, as amended, or other statute or from the decision of any court, (iii) the assertion or exercise by the Issuers, any of the Subsidiary Guarantors or the Trustee of any rights or remedies under the Securities or this Indenture or their delay in or failure to assert or exercise any such rights or remedies, (iv) the assignment or the purported assignment of any property as security for the Securities, including all or any part of the rights of the Issuers or any of the Subsidiary Guarantors under this Indenture, (v) the extension of the time for payment by the Issuers or any of the Subsidiary Guarantors of any payments or other sums or any part thereof owing or payable under any of the terms and provisions of the Securities or this Indenture or of the time for performance by the Issuers or any of the Subsidiary Guarantors of any other obligations under or arising out of any such terms and provisions or the extension or the renewal of any thereof, (vi) the modification or amendment (whether material or otherwise) of any duty, agreement or obligation of the Issuers or any of the Subsidiary Guarantors set forth in this Indenture, (vii) the voluntary or involuntary liquidation, dissolution, sale or other disposition of all or substantially all of the assets, marshaling of assets and liabilities, receivership, insolvency, bankruptcy, assignment for the benefit of creditors, reorganization, arrangement, composition or readjustment of, or other similar proceeding affecting, the Issuers or any of the Subsidiary Guarantors or any of their respective assets, or the disaffirmance of the Securities, the Guarantee or this Indenture in any such proceeding, (viii) the release or discharge of the Issuers or any of the Subsidiary Guarantors from the performance or observance of any agreement, covenant, term or condition contained in any of such instruments by operation of law, (ix) the unenforceability of the Securities of such series, the related Guarantees or this Indenture or (x) any other circumstances (other than payment in full or discharge of all amounts guaranteed pursuant to the related Guarantees) which might otherwise constitute a legal or equitable discharge of a surety or guarantor.

(e)           Each of the Subsidiary Guarantors hereby (i) waives diligence, presentment, demand of payment, filing of claims with a court in the event of the merger, insolvency or bankruptcy of the Issuers or any of the Subsidiary Guarantors, and all demands whatsoever, (ii) acknowledges that any agreement, instrument or document evidencing its Guarantee may be transferred and that the benefit of its obligations hereunder shall extend to each holder of any agreement, instrument or document evidencing its Guarantee without notice to it and (iii) covenants that its Guarantee will not be discharged except by complete performance of such Guarantee.  Each of the Subsidiary Guarantors further agrees that if at any time all or any part of any payment theretofore applied by any Person to its Guarantee is, or must be, rescinded or returned for any reason whatsoever, including, without limitation, the insolvency, bankruptcy or reorganization of the Issuers or any of the Subsidiary Guarantors, such Guarantee shall, to the extent that such payment is or must be rescinded or returned, be deemed to have continued in existence notwithstanding such application, and such Guarantee shall continue to be effective or be reinstated, as the case may be, as though such application had not been made.

(f)            Each of the Subsidiary Guarantors shall be subrogated to all rights of the Holders and the Trustee against the Issuers in respect of any amounts paid by such Subsidiary Guarantor pursuant to the provisions of this Indenture; provided, however, that such Subsidiary Guarantor, shall not be entitled to enforce or to receive any payments arising out of, or based upon, such right of subrogation until all of the Securities of such series and the related Guarantees shall have been paid in full or discharged.

SECTION 10.02                                             Execution and Delivery of Guarantees.

To further evidence its Guarantee set forth in Section 10.01, each of the Subsidiary Guarantors hereby agrees that a notation relating to such Guarantee (the “Notation of Guarantee”), substantially in the form attached hereto as Annex A, shall be endorsed on each Security of the series entitled to the benefits of such Guarantee authenticated and delivered by the Trustee, which notation of Guarantee shall be executed by either manual or facsimile signature of an Officer of such Subsidiary Guarantor.  Each of the Subsidiary Guarantors hereby agrees that its Guarantee set forth in Section 10.01 shall remain in full force and effect notwithstanding any failure to endorse on each Security the Notation of Guarantee relating to such Guarantee.  If any Officer of such Subsidiary Guarantor, whose signature is on this Indenture or the Notation of Guarantee no longer holds that office at the time the Trustee authenticates such Security or at any time thereafter, the Guarantee of such Security shall be valid nevertheless.  The delivery of any Security of a series entitled to the benefits of a Guarantee under this Article X by the Trustee, after the authentication thereof hereunder, shall constitute due delivery of the Guarantee set forth in this Indenture on behalf of each Subsidiary Guarantor.

SECTION 10.03                                             Limitation on Liability of the Subsidiary Guarantors.

Each Subsidiary Guarantor and by its acceptance hereof each Holder of a Security of a series entitled to the benefits of a Guarantee under this Article X hereby confirms that it is the intention of all such parties that the guarantee by such Subsidiary Guarantor pursuant to its Guarantee not constitute a fraudulent transfer or conveyance for purposes of any federal or state law.  To effectuate the foregoing intention, the Holders of a Security entitled to the benefits of such Guarantee and the Subsidiary Guarantors hereby irrevocably agree that the obligations of each Subsidiary Guarantor under its Guarantee shall be limited to the maximum amount as will, after giving effect to all other contingent and fixed liabilities of such Subsidiary Guarantor and to any collections from or payments made by or on behalf of any other Subsidiary Guarantor in respect of the obligations of such other Subsidiary Guarantor under its Guarantee, result in the obligations of such Subsidiary Guarantor under its Guarantee not constituting a fraudulent conveyance or fraudulent transfer under federal or state law.

SECTION 10.04                                             Release of Subsidiary Guarantors from Guarantee.

(a)           Notwithstanding any other provisions of this Indenture, the Guarantee of any Subsidiary Guarantor may be released upon the terms and subject to the conditions set forth in this Section 10.04.  Provided that no Default shall have occurred and shall be continuing under this Indenture, any Guarantee incurred by a Subsidiary Guarantor pursuant to this Article X shall be unconditionally released and discharged (i) automatically upon (A) any sale, exchange or transfer, whether by way of merger or otherwise, to any Person that is not an Affiliate of the Issuers, of all of the Issuers’ direct or indirect equity interests in such Subsidiary Guarantor (provided such sale, exchange or transfer is not prohibited by this Indenture) or (B) the merger of such Subsidiary Guarantor into the Issuers or any other Subsidiary Guarantor or the liquidation and dissolution of such Subsidiary Guarantor (in each case to the extent not prohibited by this Indenture) or (ii) following delivery of a written notice of such release or discharge by the Issuers to the Trustee, upon the release or discharge of all guarantees by such Subsidiary Guarantor of any Debt of the Issuers other than obligations arising under this Indenture and any Securities issued hereunder, except a discharge or release by or as a result of payment under such guarantees.

(b)           The Trustee shall deliver an appropriate instrument evidencing any release of a Subsidiary Guarantor from its Guarantee upon receipt of a written request of the Issuers accompanied by an Officers’ Certificate and an Opinion of Counsel that the Subsidiary Guarantor is entitled to such release in accordance with the provisions of this Indenture. If the Subsidiary Guarantor is not so released, it shall remain liable for the full amount of principal of (and premium, if any, on) and interest on the Securities entitled to the benefits of such Guarantee as provided in this Indenture, subject to the limitations of Section 10.03.

SECTION 10.05                                             Contribution.

In order to provide for just and equitable contribution among the Subsidiary Guarantors, the Subsidiary Guarantors hereby agree, inter se, that in the event any payment or distribution is made by any Subsidiary Guarantor (a “Funding Guarantor”) under its Guarantee, such Funding Guarantor shall be entitled to a contribution from each other Subsidiary Guarantor (as applicable) in a pro rata amount based on the net assets of each Subsidiary Guarantor (including the Funding Guarantor) for all payments, damages and expenses incurred by that Funding Guarantor in discharging the Issuers’ obligations with respect to the Securities of a series entitled to the benefits of a Guarantee under this Article X or any other Subsidiary Guarantor’s obligations with respect to its Guarantee of such series of Securities.

ARTICLE XI
MISCELLANEOUS

SECTION 10.11                                             Trust Indenture Act Controls.

If any provision of this Indenture limits, qualifies or conflicts with the duties imposed by operation of TIA § 318(c), the imposed duties shall control.

SECTION 10.11                                             Notices.

Any notice or communication by the Issuers, any Subsidiary Guarantor or the Trustee to the others is duly given if in writing and delivered in person or mailed by first-class mail (registered or certified, return receipt requested), telex, facsimile or overnight air courier guaranteeing next day delivery, to the other’s address:

If to the Issuers or any Subsidiary Guarantor:

K-Sea Transportation Partners L.P.

One Tower Center Boulevard
East Brunswick, New Jersey 08816
Attn:  John J. Nicola
Telephone: (732) 339-6100
Facsimile: (732)

If to the Trustee:

Attn:
Telephone:
Facsimile:

The Issuers, any Subsidiary Guarantor or the Trustee by notice to the others may designate additional or different addresses for subsequent notices or communications.

All notices and communications shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; five Business Days after being deposited in the mail, postage prepaid, if mailed; when answered back, if telexed; when receipt acknowledged, if by facsimile; and the next Business Day after timely delivery to the courier, if sent by overnight air courier guaranteeing next day delivery.

Any notice or communication to a Holder shall be mailed by first-class mail, postage prepaid, to the Holder’s address shown on the register kept by the Registrar.  Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders.

If a notice or communication is mailed in the manner provided above within the time prescribed, it is duly given, whether or not the addressee receives it, except in the case of notice to the Trustee, it is duly given only when received.

If the Issuers or a Subsidiary Guarantor mails a notice or communication to Holders, it shall mail a copy to the Issuers and the other Subsidiary Guarantors, as the case may be, and to the Trustee and each Agent at the same time.

All notices or communications, including, without limitation, notices to the Trustee, the Issuers or a Subsidiary Guarantor by Holders, shall be in writing, except as otherwise set forth herein.

In case by reason of the suspension of regular mail service, or by reason of any other cause, it shall be impossible to mail any notice required by this Indenture, then such method of notification as shall be made with the approval of the Trustee shall constitute a sufficient mailing of such notice.

SECTION 11.03                                             Communication by Holders with Other Holders.

Holders may communicate pursuant to TIA § 312(b) with other Holders with respect to their rights under this Indenture or the Securities.  The Issuers, the Subsidiary Guarantors, the Trustee, the Registrar and anyone else shall have the protection of TIA § 312(c).

SECTION 11.04                                             Certificate and Opinion as to Conditions Precedent.

Upon any request or application by the Issuers or a Subsidiary Guarantor to the Trustee to take any action under this Indenture, the Issuers or such Subsidiary Guarantor, as the case may be, shall, if requested by the Trustee, furnish to the Trustee at the expense of the Issuers or such Subsidiary Guarantor, as the case may be:

(1)           an Officers’ Certificate (which shall include the statements set forth in Section 11.05) stating that, in the opinion of the signers, all conditions precedent and covenants, if any, provided for in this Indenture relating to the proposed action have been complied with; and

(2)           an Opinion of Counsel (which shall include the statements set forth in Section 11.05 hereof) stating that, in the opinion of such counsel, all such conditions precedent and covenants have been complied with.

SECTION 11.05                                             Statements Required in Certificate or Opinion.

Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture (other than a certificate provided pursuant to TIA § 314(a)(4)) shall comply with the provisions of TIA § 314(e) and shall include:

(1)           a statement that the Person making such certificate or opinion has read such covenant or condition;

(2)           a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

(3)           a statement that, in the opinion of such Person, he or she has made such examination or investigation as is necessary to enable him or her to express an informed opinion as to whether or not such covenant or condition has been complied with; and

(4)           a statement as to whether or not, in the opinion of such Person, such condition or covenant has been complied with.

SECTION 11.06                                             Rules by Trustee and Agents.

The Trustee may make reasonable rules for action by or at a meeting of Holders.  The Registrar or the Paying Agent may make reasonable rules and set reasonable requirements for its functions.

SECTION 11.07                                             Legal Holidays.

If a payment date is a Legal Holiday at a Place of Payment, payment may be made at that place on the next succeeding day that is not a Legal Holiday, and no interest shall accrue for the intervening period.

SECTION 11.08                                             No Recourse Against Others.

Obligations of the Issuers and a Subsidiary Guarantor under this Indenture, the Securities and the related Guarantees, if any, are non-recourse to the General Partner, and its respective Affiliates (other than the Issuers and such Subsidiary Guarantor), and payable only out of cash flow and assets of the Issuers and such Subsidiary Guarantor.  The Trustee, and each Holder of a Security by its acceptance thereof, will be deemed to have agreed in this Indenture that (1) neither the General Partner nor its assets (nor any of its respective Affiliates other than the Issuers and a Subsidiary Guarantor, nor its respective assets) shall be liable for any of the obligations of the Issuers and a Subsidiary Guarantor under this Indenture, such Securities or such related Guarantees, and (2) no director, manager, officer, employee, partner or unitholder, as such, of the Issuers, a Subsidiary Guarantor, the Trustee, the General Partner, K-Sea GP or

any Affiliate of any of the foregoing entities shall have any personal liability in respect of the obligations of the Issuers and a Subsidiary Guarantor under this Indenture, such Securities or such related Guarantees by reason of his, her or its status.  Each Holder by accepting a Security waives and releases all such liability.  The waiver and release shall be part of the consideration for the issuance of Securities.

SECTION 11.09                                             Governing Law.

THIS INDENTURE, THE SECURITIES AND THE GUARANTEES SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAWS TO THE EXTENT THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

SECTION 11.10                                             No Adverse Interpretation of Other Agreements.

This Indenture may not be used to interpret another indenture, loan or debt agreement of the Issuers, any Subsidiary Guarantor or any other Subsidiary of the Issuers.  Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

SECTION 11.11                                             Successors.

All agreements of the Issuers and each of the Subsidiary Guarantors in this Indenture and the Securities shall bind its successors.  All agreements of the Trustee in this Indenture shall bind its successors.

SECTION 11.12                                             Severability.

In case any provision in this Indenture or in the Securities or in any Guarantee shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall, to the fullest extent permitted by applicable law, not in any way be affected or impaired thereby.

SECTION 11.13                                             Counterpart Originals.

The parties may sign any number of copies of this Indenture.  Each signed copy shall be an original, but all of them together represent the same agreement.

SECTION 11.14                                             Table of Contents, Headings, etc.

The table of contents, cross-reference table and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part hereof and shall in no way modify or restrict any of the terms or provisions hereof.

IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed as of the day and year first above written.

K-SEA TRANSPORTATION PARTNERS L.P.

By:	K-Sea General Partner L.P.,
its General Partner

	By:	K-Sea General Partner GP LLC,
its General Partner

By:
Name:
Title:

K-SEA TRANSPORTATION FINANCE CORPORATION

By:
Name:
Title:

[NAME(S) OF SUBSIDIARY GUARANTOR(S)]

By:
Name:
Title:

[		], AS TRUSTEE

By:
Name:
Title:

S-1

ANNEX A

NOTATION OF GUARANTEE

Each of the Subsidiary Guarantors (which term includes any successor Person under the Indenture) has fully, unconditionally and absolutely guaranteed, to the extent set forth in the Indenture and subject to the provisions in the Indenture, the due and punctual payment of the principal of, and premium, if any, and interest on the Securities and all other amounts due and payable under the Indenture and the Securities by the Issuers.

The obligations of the Subsidiary Guarantors to the Holders of Securities and to the Trustee pursuant to the Guarantee and the Indenture are expressly set forth in Article X of the Indenture and reference is hereby made to the Indenture for the precise terms of the Guarantee.

[NAME(S) OF SUBSIDIARY GUARANTOR(S)]

By:
Name:
Title:

A-1